UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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FLOTEK INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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FLOTEK INDUSTRIES, INC.
10603 W. Sam Houston Parkway N., Suite 300
Houston, Texas 77064
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2016
To the Stockholders of Flotek Industries, Inc.:
At the direction of the Board of Directors of Flotek Industries, Inc. (“Flotek” or the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Flotek Corporate Office, 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064, on Friday, April 22, 2016, at 2:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1.
The election of seven directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2.	The approval of the Amended and Restated Flotek Industries, Inc. 2014 Long-Term Incentive Plan.

3.	The approval of a non-binding advisory vote on executive compensation.

4.	The ratification of the selection of the independent registered public accounting firm for the year ending December 31, 2016.

5.	Any other business which may be properly brought before the meeting or any adjournment thereof.
Stockholders of record at the close of business on March 3, 2016 are entitled to vote at the meeting.

By order of the Board of Directors
Casey Doherty
Corporate Secretary

March 23, 2016
YOUR VOTE IS IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

i

FLOTEK INDUSTRIES, INC.

10603 W. Sam Houston Parkway N., Suite 300
Houston, Texas 77064
PROXY STATEMENT
This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (“Flotek” or the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:00 p.m. (local time) on Friday, April 22, 2016, at the corporate offices of the Company at 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064 and at any adjournment thereof.
The Notice of Meeting, this Proxy Statement, and the accompanying form of proxy are first being mailed to the stockholders on or about March 23, 2016. The 2015 Annual Report of the Company has been furnished to the stockholders with this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 22, 2016. The proxy statement and annual report to security holders are available at www.flotekind.com/proxymaterials.
You may obtain directions to attend the Meeting and vote in person by contacting our investor relations department at (713) 849-9911.
At the Meeting, stockholders will be asked (i) to consider and vote upon the election of seven nominees to serve on the Board; (ii) to consider and vote upon the Amended and Restated Flotek Industries, Inc. 2014 Long-Term Incentive Plan; (iii) to consider and provide an advisory vote upon our executive compensation; (iv) to consider and vote upon the ratification of the selection of the independent registered public accounting firm; and (v) to consider and take action upon such other matters as may properly come before the Meeting.
VOTING SECURITIES
The Board has fixed the close of business on March 3, 2016, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 54,847,737 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.
 Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.
Proposal 1: Election of Directors
Directors are elected by a majority of the votes cast at the Meeting. A director will be elected if the number of shares voted “FOR” the director’s election exceeds the number of votes “AGAINST” that director’s election, excluding abstentions. If an incumbent director who is nominated for re-election does not receive sufficient “FOR” votes to be elected, the director is required to promptly tender his or her resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall then make a recommendation to the Board on whether to accept or reject the resignation. The Board will act on the tendered resignation, taking into account the recommendation of the Corporate Governance and Nominating Committee, and publicly disclose its decision on whether to accept or reject the resignation. Under New York Stock Exchange (“NYSE”) rules, your brokerage firm or other nominee may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the seven nominees for director, because the election of directors is considered a “non-routine” matter under the NYSE rules. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal 2: Approval of the Amended and Restated Flotek Industries, Inc. 2014 Long-Term Incentive Plan
To be approved, this proposal regarding the amendment and restatement of the Company’s 2014 Long-Term Incentive Plan must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. Proposal 2 is considered a “non-routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE do not have the authority under those rules to vote their customers’ unvoted shares on Proposal 2 if their customers have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal; abstentions will be counted as a vote against this proposal.
Proposal 3: Advisory Vote to Approve Executive Compensation
The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required for the advisory approval of the Company’s executive compensation. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved. This proposal is advisory in nature, which means that it is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm
To be approved, the proposal regarding ratification of the selection of our independent registered public accounting firm must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. However, your vote will not be binding on the Board or the Company. Proposal 4 is considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ unvoted shares on Proposal 4 if their customers have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of this proposal; abstentions will be counted as a vote against this proposal.
If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.
Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064, prior to exercise of the proxy, a written notice of revocation or a later-dated, properly executed proxy.
The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram, or in person by directors, officers, and other employees of the Company. The Company will bear all costs of soliciting proxies. In order to solicit proxies, the Company will also request financial institutions, brokerage houses, custodians, nominees, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for their reasonable expenses of forwarding the proxy materials in accordance with customary practice.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors
The members of the Board serve one-year terms. Directors are elected by a majority of the votes cast. A director will be elected if the number of shares voted “FOR” the director’s election exceeds the number of votes “AGAINST” that director’s election, excluding abstentions. If an incumbent director who is nominated for re-election does not receive sufficient “FOR” votes to be elected, the director is required to promptly tender his or her resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall then make a recommendation to the Board on whether to accept or reject the resignation. The Board will act on the tendered resignation, taking into account the recommendation of the Corporate Governance and Nominating Committee, and publicly disclose its decision on whether to accept or reject the resignation. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.
Recommendation; Proxies
The Board recommends a vote “FOR” each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the Meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.
Number of Directors
The Board has nominated seven directors for election to the Board at the Meeting.
The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills that enable him or her to understand the complexities of the Company’s business and effectively guide the management and direction of the Company. When searching for new candidates, the Corporate Governance and Nominating Committee considers the evolving needs of the Board and searches for candidates that fill current or anticipated future vacancies.
The Board also believes that all directors must possess a considerable amount of business management and educational experience. The Corporate Governance and Nominating Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing stockholder value when considering director candidates. The Corporate Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race, and national origin, education, professional experience, and differences in viewpoints and skills. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
 All of our directors bring to our Board a wealth of executive leadership experience derived from their service as corporate executives. They also bring extensive board of director experience. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.
Nominees
The following sets forth information regarding each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.
Name: Ted D. Brown
Age: 60
Director Since: 2013
Principal Occupation: Mr. Brown joined the Board as a Director in November 2013, became a member of the Corporate Governance and Nominating Committee in January 2014 and became a member of the Compensation Committee in May 2014. Mr. Brown was Senior Vice President and Advisor to the CEO and President of Noble Energy, Inc. (NYSE: NBL) until his retirement on January 31, 2015. Mr. Brown joined Noble Energy in 2005 in Noble Energy’s merger with Patina Oil and Gas. A lifelong oilman, he joined Amoco Production Company upon completion of his degree in mechanical engineering from the University of Wyoming. He has also worked in various capacities for Union Pacific Resources, Barrett Resources, and Williams Companies. Under Mr. Brown’s leadership, Noble Energy nearly tripled its production in Northern Colorado in nine years while drilling more than 3,300 new wells. During Mr. Brown’s tenure, Noble Energy became the largest oil producer in Colorado. Mr. Brown participated in numerous industry activities including Chairman and serving on the Executive Committee of the Colorado Oil & Gas Association and the board of the Western Energy Alliance where he has served as the organization’s Colorado Vice President. He was also Chairman of Coloradans for Responsible Energy Development and former board member of Colorado Concern. In recognition of Mr. Brown’s service to both the industry and his community, he was named the Western Energy Alliance 2013 Wildcatter of the Year, one of the highest honors available to oil and gas professionals. Mr.

Brown’s extensive experience in the energy industry brings significant additional operating and management experience to the Board.
Name: John W. Chisholm
Age: 61
Director Since: 1999
Principal Occupation: Mr. Chisholm was appointed Chief Executive Officer in March 2012 and has served as Flotek’s President since August 2010, and previously served as Flotek’s Interim President from August 2009 through August 2010. Mr. Chisholm has been a Director since November 1999, and has acted as Chairman of the Board since July 2010.
Mr. Chisholm founded Wellogix, Inc., a software development firm for the oil and gas industry that streamlines workflow, improves collaboration, expedites the inter-company exchange of enterprise data, and communicates complex engineered services. Mr. Chisholm also co-founded and served as President of ProTechnics, a service company dedicated to providing state-of-the-art completion diagnostic services to the energy industry, from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners, an investment fund targeting mid-size energy service companies. Mr. Chisholm has served on the board of directors of NGSG, Inc. (NYSE:NGS), a company specializing in compression technology for the oil and gas industry, since December 2006. He serves on both the Compensation and Governance Committees of NGSG, Inc. Mr. Chisholm has also been selected to be on the editorial advisory board of Middle East Technology by the Oil and Gas Journal. Mr. Chisholm holds a Business Administration degree from Fort Lewis College. Mr. Chisholm’s experience related to two startup companies brings operating and financial expertise to the Board as well as innovative views of leadership.
Name: L. Melvin Cooper
Age: 62
Director Since: 2010
Principal Occupation: Mr. Cooper has been a Director, a member of the Audit Committee, and a member of the Corporate Governance and Nominating Committee since October 2010, and has been a member of the Compensation Committee since 2011. Currently, Mr. Cooper serves as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd. (NASDAQ Global Market: FES), a public company in the energy services industry. Prior to joining Forbes in 2007, Mr. Cooper served as the Chief Financial Officer or President of companies involved in site preparation for oil and gas exploration companies, supplying products and services to new home builders, and supply chain management. Mr. Cooper is a member of the board of directors for Par Petroleum Corporation (NYSE:PARR)

where he has served since August 2012. In 2014, Mr. Cooper was also elected to the Compensation and Corporate Governance Committees of Par Petroleum Corporation. In 2011, Mr. Cooper received the Board Leadership Fellow designation from the National Association of Corporate Directors (“NACD”) where he is also a member of the board of directors of the NACD Houston area Tri-City Chapter. Mr. Cooper earned a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975. Mr. Cooper has been a Certified Public Accountant since May 1977. Mr. Cooper’s extensive experience in the energy industry and in corporate governance, as well as his financial background, brings significant additional operating, financial, and management experience to the Board.
Name: Carla S. Hardy
Age: 50
Director Since: 2013
Principal Occupation: Ms. Hardy joined the Board as a Director, a member of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee in May 2013. Ms. Hardy has served as the Chairman of the Compensation Committee since May 2014. Ms. Hardy, a member of the founding family of Florida Chemical Company, Inc., served as non-executive Chairman of the Board of Florida Chemical Company, Inc. Founded by Ms. Hardy’s father more than 70 years ago, Florida Chemical (now a wholly-owned subsidiary of Flotek) is one of the largest processors of citrus oils in the world, producing citrus terpenes, including d-Limonene, and Flavor and Fragrance compounds. Ms. Hardy’s active participation as a shareholder and non-executive board chairman of Florida Chemical from 2006 until 2013 reflects her strong interest in the industry and markets served by Florida Chemical. Ms. Hardy has been a champion for the renewable and sustainable value of citrus oils in their many commercial applications. While serving as non-executive Chair of Florida Chemical, Ms. Hardy was a strategic leader in the evolution of the company from a family-run business to an international specialty citrus-focused chemical company with a professional and collaborative governance structure.
Ms. Hardy was instrumental in the merger of Florida Chemical into Flotek, creating the leading international bio-based specialty chemical company focused on renewable and sustainable chemistry for applications across multiple industries, including energy, industrial, and consumer products. A graduate of the University of Central Florida, Ms. Hardy, her husband and three children reside in Orlando and are engaged members of the central Florida community. Ms. Hardy is a volunteer with Grace Medical Home Inc., a not-for-profit medical practice serving working, uninsured individuals in Orange County, Florida. Ms. Hardy is an active member and an Elder of First Presbyterian Church of Orlando. Ms. Hardy’s experience in directing an international specialty chemical company contributes positively to the effectiveness of the Board.

Name: Kenneth T. Hern
Age: 78
Director Since: 2009
Principal Occupation: Mr. Hern has been a Director, a member of the Compensation Committee, a member of the Audit Committee, and the Chairman of the Corporate Governance and Nominating Committee since November 2009. Furthermore, Mr. Hern has served as the Lead Director of the Board since January 2011. Mr. Hern has been a member of the board of directors of Armada Oil and Gas, Inc. and the Chairman of its Governance Committee since its combination with Mesa Energy Holdings, Inc. in March 2013. Prior to this combination, Mr. Hern was a member of the board of directors of Mesa Energy Holdings, Inc. since February 2010. Mr. Hern served as the Chairman and CEO of Nova Biosource Fuels, Inc. (“Nova”), an energy company that refined and marketed ASTM standard biodiesel and related co-products through the deployment of proprietary, patented process technology which enabled broader range use of lower cost feedstock from March 2006 until April 2010. Nova filed for financial reorganization under Chapter 11 of the United States Bankruptcy Code in March 2009. Upon the sale of substantially all of Nova’s assets under Chapter 11 of the U.S. Bankruptcy Code, the case was resolved by a controlled and structured dismissal ordered by the Delaware Bankruptcy Court in April 2009. Mr. Hern retired from Texaco, Inc. (“Texaco”) in 1994 after 25 years of service. During his tenure with Texaco, Mr. Hern served as President of Texaco Brazil, President of Texaco Saudi Inc., and Vice Chairman and Managing Director of Texaco Nigeria Limited. Mr. Hern’s experience as a public company Chairman and CEO, as well as his associated management skills attributable to the aforementioned positions, contributes positively to the effectiveness of the Board.
Name: L.V. “Bud” McGuire
Age: 73
Director Since: 2010
Principal Occupation: Mr. McGuire has been a Director since August 2010, and a member of the Compensation Committee and a member of the Corporate Governance and Nominating Committee since October 2010. Mr. McGuire served as the Chairman of the Compensation Committee from December 2010 until May 2014. Mr. McGuire is a co-founder of Alpha Petroleum Services, a provider of management-related consulting services to the energy industry. Prior to co-founding Alpha Petroleum Services, Mr. McGuire served as a director of the board and Senior Vice President of Mariner Energy Inc. from 1998 to 2001. Prior to joining Mariner Energy, from 1997 to 1998, Mr. McGuire served as the Vice President-Operations for Enron Oil & Gas International, Inc. Mr. McGuire served, from 1991 to 1996, as the Senior Vice President responsible for worldwide production operations of the Kerr-McGee Corporation (“Kerr-McGee”). Prior to his position with Kerr-

McGee, from 1981 to 1991, Mr. McGuire served as Vice President of Operations and as Vice-President of Production for Hamilton Brothers Oil & Gas Ltd. Mr. McGuire began his career with Conoco in 1966. Mr. McGuire received a Bachelor of Science degree in Industrial Engineering from LeTourneau University and has served on the Board of Trustees of LeTourneau University since 2002. Mr. McGuire’s extensive experience in the energy industry, as well as his experience in founding a successful company, brings significant additional operating and management experience to the Board.
Name: John S. Reiland
Age: 66
Director Since: 2009
Principal Occupation: Mr. Reiland has been a Director, a member of the Compensation Committee, a member of the Corporate Governance and Nominating Committee, and Chairman of the Audit Committee since November 2009. Mr. Reiland is a Certified Public Accountant, and served as the Chief Financial Officer of The Kabbalah Centre from October 2011 until his retirement on December 31, 2015. Mr. Reiland served as the Chief Financial Officer of SingerLewak, LLP, from January 2008 until August 2011, an accounting services firm headquartered in Los Angeles, California. Mr. Reiland has significant experience in corporate leadership and financing alternatives attributable to his prior roles as Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer for a myriad of companies in the telecommunications, computer software, and retail industries. Mr. Reiland also brings significant turnaround and restructurings experience. In particular, Mr. Reiland served as the Chief Financial Officer of Starvox Communications (“Starvox”), a telecommunications company, of Ronco Corporation (“Ronco”), a housewares manufacturer and housewares marketing company, and of US Dataworks, Inc. (“Dataworks”), a computer software firm. Mr. Reiland served as Chief Financial Officer of Starvox from August 2007 until its Chapter 7 liquidation filing; Chief Executive Officer and Chief Restructuring Officer of Ronco, from 2006 to 2007, during Ronco’s United States Bankruptcy Chapter 11 financial restructuring; and Chief Financial Officer of Dataworks from 2003 until 2006. Mr. Reiland served on the board of directors of both Ronco and Dataworks. From July 2007 until October 2009, Mr. Reiland served as a director of the board and Chairman of the Audit Committee for Nova Biosource Fuels, Inc. (“Nova”). Nova and certain affiliated entities filed for Chapter 11 financial restructuring under the United States Bankruptcy Code in March 2009. Mr. Reiland also served as Chief Financial Officer of NEON Systems, Inc., (“NEON”), a computer software company, from 1996 until 2000, and was instrumental in spearheading NEON’s initial public offering (“IPO”) in 1999. Mr. Reiland’s education and extensive experience as a financial expert qualifies him to serve in his current role as Chairman of the Audit Committee.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS
AND CERTAIN BENEFICIAL OWNERS
The following table provides the beneficial ownership of Common Stock as of March 3, 2016, for (i) each named executive officer set forth in the Summary Compensation Table, (ii) each of the Company’s directors (including each nominee), (iii) all of the Company’s executive officers and directors as a group, and (iv) each other person known by the Company to be a beneficial owner of more than 5% of our outstanding Common Stock.

Name	Shares Owned (a)	Right to Acquire (b)	Total Shares	Percent of Class (c)
Named Executive Officers and Directors
John W. Chisholm	891,880	400,000	1,291,880	2.36%
Steven A. Reeves (d) (e)	267,514	200,000	467,514	*
Joshua A. Snively, Sr. (f)	316,119	—	316,119	*
Robert M. Schmitz	83,327	—	83,327	*
H. Richard Walton	174,167	—	174,167	*
Kenneth T. Hern	77,674	9,047	86,721	*
John S. Reiland	40,382	9,047	49,429	*
L.V. “Bud” McGuire	99,010	9,047	108,057	*
L. Melvin Cooper	63,316	37,618	100,934	*
Carla S. Hardy (g)	394,976	—	394,976	*
Ted D. Brown	18,774	—	18,774	*
All executive officers and directors as a group (11 persons)	2,427,139	664,759	3,091,898	5.64%
5% Beneficial Owners
T. Rowe Price Associates, Inc. (h)	6,188,951	—	6,188,951	11.28%
Gates Capital Management, Inc. (i)	7,466,931	—	7,466,931	13.61%
BlackRock, Inc. (j)	5,045,569	—	5,045,569	9.20%
The Vanguard Group (k)	3,928,766	—	3,928,766	7.16%
Millennium Management LLC (l)	4,106,420	—	4,106,420	7.49%
* Less than 1%.

(a)
Except as otherwise disclosed, the persons named in the table have sole voting and investment power of all shares of Common Stock which are beneficially owned by them. Includes the following number of unvested shares of restricted stock for the persons indicated: Mr. Chisholm - 251,084; Mr. Reeves -77,886; Mr. Snively, Sr. - 70,851; Mr. Schmitz - 51,941;Mr. Walton - 64,565; Mr. Hern - 8,535; Mr. Reiland - 8,535; Mr. McGuire - 8,535; Mr.Cooper - 8,535; Ms. Hardy - 8,535; and Mr. Brown - 8,535. None of the named executive officers or directors have pledged shares.

(b)
Shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of March 3, 2016. This assumes that all options beneficially owned by the person are exercised for shares of Common Stock.

(c)	Based on an aggregate of 54,847,737 shares of Common Stock outstanding and entitled to vote as of March 3, 2016.

(d)	Includes shares previously acquired through the Company’s 401(k) Plan.

(e)	Mr. Reeves’ holdings include 120,992 shares of Common Stock held in trust, for which Mr. Reeves is a trustee and beneficiary.

(f)
Mr. Snively’s holdings include 114,345 shares of Common Stock held in trust, for which Mr. Snively is a trustee and beneficiary, and 128,916 shares of Common Stock held in trust, for which Mr. Snively’s spouse is a trustee and beneficiary.

(g)
Ms. Hardy’s holdings include 182,040 shares of Common Stock held in trust, for which Ms. Hardy is a trustee and beneficiary, and 200,021 shares of Common Stock held in trusts for which members of Ms. Hardy’s immediate family are beneficiaries.

(h)
The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investment and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Ownership information originated from the Schedule 13G/A filed with the Securities and Exchange Commission by Price Associates on February 11, 2016.

(i)
The address of Gates Capital Management, Inc. (“Gates”) is 1177 Avenue of Americas, 46th Floor, New York, NY 10036. Gates Capital Management, Inc., which is controlled by Jeffrey L. Gates, is the managing member of Gates Capital Management GP, LLC, which is the general partner of Gates Capital Management, LP., which is the investment manager of certain Gates Capital Funds. Jeffrey L. Gates exercises voting and dispositive power over the securities held by each of the funds listed above (collectively, the “Funds”). Gates may be deemed to be the beneficial owner of the securities held by the Funds, although all reported securities are owned by the Funds. Ownership information originated from the Schedule 13G/A filed with the Securities and Exchange Commission by Gates on February 10, 2016.

(j)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Spencer Fleming exercises voting and dispositive power over the securities held by BlackRock, Inc. Ownership information originated from the Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on January 26, 2016.

(k)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Ownership information originated from the Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group on February 10, 2016.

(l)
The address of Millennium Management LLC is 666 Fifth Avenue, New York, NY 10103. Israel A. Englander is the managing member of Millennium International Management GP LLC, which is the general partner of Millennium International Management, which is the investment manager to Integrated Assets, Ltd., and Millennium Management LLC, which is the general partner of the managing member of Integrated Core Strategies (US) LLC. Israel A. Englander exercises voting and dispositive power over the securities held by each of the funds listed above (collectively, the “Funds”). Ownership information originated from the Schedule 13G/A filed with the Securities and Exchange Commission by Millennium Management LLC on January 15, 2016.

EXECUTIVE OFFICERS
The following table provides certain information with respect to the named executive officers of the Company.

Name and Age	Positions	Position Held Since
John W. Chisholm (61)	Chief Executive Officer	2012
	President and Chairman of the Board	2010
	Interim President	2009

Steven A. Reeves (65)	Executive Vice President, Operations	2011
	Executive Vice President, Operations, Business Development and Special Projects	2010
	Executive Vice President, Business Development and Special Projects	2009
	Executive Vice President and Chief Operating Officer	2008
	President Downhole Tool Division	2007

Joshua A. Snively, Sr. (51)	Executive Vice President, Research and Innovation	2013
	President of Florida Chemical Company, Inc., a wholly-owned subsidiary of the Company	2013

Robert M. Schmitz (61)	Executive Vice President and Chief Financial Officer	2015

H. Richard Walton (67)	Chief Financial Officer Emeritus	2015
	Executive Vice President and Chief Financial Officer	2013
	Chief Financial Officer (Interim)	2013

Steven A. Reeves serves as Executive Vice President, Operations beginning in May 2011. Previously, Mr. Reeves served as Vice President of Flotek’s Turbeco Division from April 2005 until January 2007 and President of Flotek’s Downhole Tool Division from January 2007 until May 2008. Beginning in May 2008 until October 2009, Mr. Reeves served as Executive Vice President and Chief Operating Officer. Beginning in October 2009, Mr. Reeves served as Executive Vice President, Business Development and Special Projects. Beginning in May 2010, Mr. Reeves served as Executive Vice President, Operations, Business Development and Special Projects. Prior to joining Flotek, Mr. Reeves served in various positions over a 30 year career with Halliburton Energy Services, Inc. (“Halliburton”), from which he retired in May 2002. Mr. Reeves’ responsibilities ranged from field engineer, logging and perforating, to global operations manager for formation evaluation to oversight of Halliburton Energy Services’ worldwide formation evaluation operations. Mr. Reeves spent his last two years with Halliburton Energy Services as the general manager of Jet Research Center (“JRC”) in Alvarado, Texas. JRC originated the jet shaped charge for oil and gas formation stimulation and develops shaped charges for the oil and gas industry. Mr. Reeves holds a Bachelor of Science in Math with minor degrees in Physics and Spanish from East Central University.
Joshua A. Snively, Sr. serves as Executive Vice President, Research and Innovation for Flotek Industries, Inc. beginning in November 2013 and as President of Florida Chemical Company, Inc., a wholly-owned subsidiary of the Company, beginning in May 2013. Florida Chemical is a leading manufacturer and supplier of citrus oils to global markets and was acquired by Flotek in May 2013. Mr. Snively joined

Florida Chemical in 1995 and was instrumental in transforming the company from its origin as a family run business to a multinational citrus-based specialty chemical company with manufacturing facilities in metropolitan Orlando and Houston. In addition to his role in developing growth and execution strategies, Mr. Snively is responsible for Florida Chemical’s commodity supply chain strategy, a task for which he is uniquely qualified given his background growing up in a prominent Florida citrus family. Combined with his formal training and financial experience, Mr. Snively has become known globally as an expert in citrus commodity markets. Prior to his position as President, he was VP and General Manager, as well as VP of Procurement and Business Development, with Florida Chemical. Before joining Florida Chemical, Mr. Snively was Vice President of Commercial Agriculture Finance at SunTrust Bank. He graduated with a degree in Finance and Citrus Management from Florida Southern College. Mr. Snively currently serves on the board of CenterState Bank and is acting chairman of the Bank’s loan committee and is a member of the Bank’s compensation committee.
Robert M. Schmitz serves as Executive Vice President and Chief Financial Officer beginning in May 2015. Previously, Mr. Schmitz served as Flotek’s Vice President and Corporate Controller since June 2013. Prior to joining Flotek, Mr. Schmitz served as Vice President and Chief Accounting Officer at Champion Technologies Inc., a major supplier of production chemicals to the oil and gas industry, from October 2005 through May 2013. Mr. Schmitz also worked at Shell Oil Company, ultimately serving as Chief Financial Officer of the Shell Energy Services division. He also worked as Accounting Director at Dynegy. Mr. Schmitz holds a

Bachelor’s degree in Business Administration from Kansas State University and is a certified public accountant.
H. Richard Walton serves as Chief Financial Officer Emeritus beginning in May 2015. Previously, Mr. Walton served as Executive Vice President and Chief Financial Officer from March 2013 through May 2015 and Interim Chief Financial Officer from January 2013 through March 2013. Prior to joining Flotek, Mr. Walton spent his entire 30 year career in public accounting, including 20 years as an audit partner at KPMG. His experience includes financial statement audits and registration of securities with the SEC. Following his retirement from KPMG, LLP in 2003, Mr. Walton served as a consultant to public companies, including Flotek since 2010. Mr. Walton is a certified public accountant and has served as an officer in the United States Army. He holds a Bachelor’s degree from Westminster College in Economics and Business Administration. He currently serves as a member of the board of directors of Houston Hospice, DePelchin Children’s Center and Pennies for Education and Health, and as a member of the board of trustees of the Retina Research Foundation.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls, and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to oversee management. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met 5 times during the year ended December 31, 2015.
The independent auditors provided the Committee with a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.
The Committee reviewed and discussed with the independent auditors all communications required to be discussed by Standards of the Public Company Accounting Oversight Board, including those described in Auditing Standard No. 16, “Communications with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2015, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.
John S. Reiland, Chairman
Kenneth T. Hern
L. Melvin Cooper
March 23, 2016

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q, and 8-K filed with the U.S. Securities and Exchange Commission.
Introduction
Flotek is a global diversified, technology-driven company that develops and supplies oilfield products, services, and equipment to the oil, gas, and mining industries and high value compounds to companies that make cleaning products, cosmetics, food and beverages, and other products that are sold in consumer and industrial markets.
Following the cyclical downturn that impacted the entire energy services business in 2008 and 2009, the Company undertook an aggressive rebuilding campaign that focused on the potential of the Company’s product offerings, in particular, its patented chemistries business. The Company experienced losses in 2008 through 2010, and then saw significant and increasing success in 2011 through 2014. Beginning in the second half of 2014 and continuing throughout 2015, the price of crude oil and the North American rig count declined dramatically, ending 2015 at levels not seen since 2009.
Crude oil prices peaked at approximately $106/barrel in June 2014 and began the descent to the current levels ranging between $30 to $40 per barrel. As a result, total U.S. rig count decreased from 1,929 rigs on November 21, 2014 to 698 rigs as of December 31, 2015, representing a 63.8% decline. The Canadian rig count had a similar response, lagging normal levels by almost 200 rigs during peak drilling seasons.
As a result of this cyclical downturn, North American exploration and production companies - many of which are Flotek clients - significantly reduced their exploration and drilling activity. The reduction in activity led to the Company’s financial results declining in 2015, as the downturn in the oil and gas industry continued.

•
The Company reported revenue for the year ended December 31, 2015 of $334.4 million, a decrease of $114.8 million, or 25.6%, compared to $449.2 million for the year ended December 31, 2014. The decline in revenue, however, was not as drastic as the 47.8% decline in average North American active rig count during the same period.

•	During the second quarter of 2015, as a result of decreased rig activity and its impact on management’s expectations for future market activity, the Company refocused the Drilling Technologies segment to businesses and markets that have the best opportunity for profitable growth in the future. Additionally, the Company shifted the focus of the Production Technologies segment towards oil production markets and away from the less opportunistic coal bed methane markets. As a result of these changes in focus and projected declines in asset utilization, the Company recorded an impairment charge of $20.4 million in the second quarter of 2015.

•
The Company reported a net loss, including the impairment charge discussed above, for the year ended December 31, 2015 of $13.5 million, or $0.25 per share (fully diluted), compared to net income of $53.6 million, or $0.97 per share (fully diluted), for the year ended December 31, 2014.

•
The Company is successfully expanding into foreign markets. Revenue from services and products used in foreign countries increased to 18.2% of consolidated revenue in 2015 compared to 13.9% of consolidated revenue in 2013.

•
The Company continues to emphasize and expand its research and innovation activities. These activities focus on improvement of existing products and services, the design of reservoir specific, customized chemistries, and the development of new products, processes, and services. Research and innovation expense increased to $7.5 million in 2015 compared to $3.8 million in 2013.

•
During 2015, the Company continued to promote the efficacy of its CnF® chemistries resulting in an 18.0% increase in CnF® sales volumes compared to 2014. CnF® volumes continued to increase throughout the year with the fourth quarter of 2015 having the highest quarterly volume of CnF® sales on record. The Company achieved this growth despite a 47.8% annual decline in general oilfield activity as measured by active rig count.

•
During 2014, the Company acquired a company that is a leading Enhanced Oil Recovery design and injection firm and a company that provides reservoir engineering and modeling services for a variety of hydrocarbon applications. These acquisitions fit with the Company’s existing products and services and provide an opportunity to expand the Company’s customer base. In early 2015, the Company acquired the assets of a business that will allow the Company to control the manufacturing and service quality of next-generation hydraulic pumping units.

The charts below illustrate the magnitude of the Company’s success in 2011 through 2014, and the decline experienced in 2015.

Compensation Consultants
Hay Group serves as an independent advisor to management on executive compensation. The Compensation Committee engages Willis Towers Watson to provide independent advice to the Committee. Since 2014, these consultants have provided advice on matters including:

•	A thorough review of compensation strategies and objectives;

•
A review of and recommended changes to the Chief Executive Officer’s employment agreement and other executive employment agreements, including adoption of “double-trigger” cash severance and equity acceleration following a change-in-control;

•	Adoption of a claw-back policy;

•	A review of policies and recommended changes relating to prohibited hedging transactions and the prohibition of pledging Company securities;

•	Adoption of stock ownership guidelines for executives and directors;

•	A review and update of the Peer Group composition;

•
A restructuring and refinement of executive annual incentive compensation opportunities making amounts earned under the program primarily contingent on financial measures that drive shareholder returns;

•	Adoption of an annual equity-based long-term incentive component to total compensation based on the Company’s total shareholder return and the Company’s performance relative to a peer group; and

•	Extension of the performance period to two years for the equity-based long-term incentive component.

The following discussion provides an overview of the Compensation Committee, the background and objectives of our compensation programs for current senior management, and the material elements of the compensation of each of the executive officers identified in the following table, to which we refer as our named executive officers.

Name	Title
John W. Chisholm (1)	Chairman of the Board, President and Chief Executive Officer
Steven A. Reeves (2)	Executive Vice President, Operations
Joshua A. Snively, Sr. (3)	Executive Vice President, Research and Innovation and President of Florida Chemical Co.
Robert M. Schmitz (4)	Executive Vice President and Chief Financial Officer
H. Richard Walton (5)	Chief Financial Officer Emeritus

(1)
Mr. Chisholm was appointed Interim President under the terms of a Service Agreement effective August 11, 2009, and became President on August 12, 2010. Mr. Chisholm was elected Chairman of the Board on July 13, 2010. Mr. Chisholm was appointed Chief Executive Officer effective March 5, 2012.

(2)
Mr. Reeves was appointed Executive Vice President, Operations effective May 19, 2011. He previously served as Executive Vice President, Operations, Business Development and Special Projects, Executive Vice President, Business Development and Special Projects, and Executive Vice President and Chief Operating Officer.

(3)	Mr. Snively was appointed President of Florida Chemical Company, Inc. effective May 10, 2013 and was appointed Executive Vice President, Research and Innovation, effective November 4, 2013.

(4)	Mr. Schmitz was appointed Executive Vice President and Chief Financial Officer effective May 1, 2015.

(5)	Mr. Walton was appointed Chief Financial Officer Emeritus effective May 29, 2015. He previously served as Executive Vice President and Chief Financial Officer.

Compensation Committee
The Compensation Committee has overall responsibility for the approval, evaluation, and oversight of the Company’s compensation and benefit plans, policies, and programs. The primary function of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation of the Company’s named executive officers and outside directors. The primary responsibilities of the Compensation Committee include (i) annually reviewing the Company’s general compensation policies with respect to named executive officers and directors, (ii) annually reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers, evaluating our officers’ performance in light of these goals, and approving or recommending to the Board compensation levels based on these evaluations, (iii) producing a committee report on executive compensation as required by the SEC to be included or incorporated by reference in our proxy statement or other applicable SEC filings, and (iv) recommending the compensation program applicable to the Company’s outside directors. The Committee met 9 times during the year ended December 31, 2015.
The Company’s Board appoints Compensation Committee members and the Chairman annually, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Compensation Committee may be removed, with or without cause, by our Board. The Board appoints members to the Compensation Committee considering criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities, and independence and other regulatory requirements.

Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NYSE; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation Committee’s function is more fully described in its charter. The Compensation Committee will continue to review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval on an annual basis.
The Compensation Committee establishes an agenda for each Committee meeting and prepares meeting materials. The Committee may request assistance or information that will be provided by management and may share and confirm information with the Chief Executive Officer. The Compensation Committee on occasion meets with the Company’s Chief Executive Officer and other executives to obtain recommendations with respect to the Company’s compensation programs, practices, and packages for executives, other employees, and directors. Although management makes recommendations to the Compensation Committee on executive compensation, the Compensation Committee is not bound by and does not always accept management’s recommendations. The Compensation Committee has historically sought input from an independent compensation consultant prior to making any final determinations. Our Chief Executive Officer attends some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.
Outside corporate counsel, and other members of our management and outside advisors, may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee may vote on items before the Compensation Committee.
Our Compensation Committee may retain, at our expense, independent compensation consultants to consider executive compensation matters. The Compensation Committee meets with the compensation consultants, both in and outside of the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations, as well as the results of the most recent shareholder advisory vote on executive compensation, in determining and making adjustments to our executive compensation program. The Compensation Committee has used a compensation consultant since 2011 to assist in fulfilling its responsibilities as assigned by the Chairman of the Compensation Committee. In July 2014, the Compensation Committee engaged Willis Towers Watson to serve as its compensation consultant. During its selection process, the Compensation Committee analyzed factors specified by the Securities and Exchange Commission and the NYSE that affect the independence of compensation advisers. Based on this analysis, the Compensation Committee concluded that there were no independence concerns related to Willis Towers Watson in its role as an independent adviser to the Compensation Committee.
Under the direction of the Chairman of the Compensation Committee, the compensation consultant supports the Committee in fulfilling its responsibilities as outlined in the Compensation Committee Charter which can include preparing information regarding compensation trends in the energy services industry, relative compensation for similarly-situated executive officers in the industry, and the structure of our cash and equity incentive awards. At the Compensation Committee’s request, the compensation consultant worked with management to prepare materials for review by the Compensation Committee, made recommendations regarding the Compensation Committee’s calendar, and has provided assistance in the composition of this Compensation Discussion and Analysis.
Compensation Risk Assessment and Controls
The Compensation Committee strives to create an effective environment for its risk assessment of the Company’s overall compensation policies, practices, and programs through the following practices:

•	Compensation Committee chaired by an independent non-employee director. All Compensation Committee members are independent;

•	Representation from the Audit Committee on the Compensation Committee;

•	Review of executive compensation programs by the Compensation Committee’s independent compensation consultant;

•	Robust review of compensation program elements and key performance drivers; and

•	Detailed measurement of short- and long-term compensation elements to ensure balance.
The role of the Compensation Committee in risk oversight includes review of risks arising from our compensation policies, practices, and programs, as well as the mitigating controls, to determine whether any such risks are material to the Company. The Compensation Committee has reviewed these matters and believes the mix of compensation elements and the design of those elements, along with sound governance practices, do not encourage employees to take excessive risks that might have a material adverse effect on the Company. These matters include the following:

•	The Company has strong internal financial controls that are assessed annually by the Company’s independent public accountants, in addition to their audits of the Company’s financial statements.

•
Base salaries are generally consistent with market practice and the employees’ responsibilities, so employees are not motivated to take excessive risks to attain a reasonable level of financial security.

•
The determination of incentive awards is based on well-defined financial measures. There is a maximum incentive opportunity for each named executive officer, and the Committee retains discretion to adjust bonuses to eliminate anomalous or inappropriate outcomes.

•	Long-term incentives are designed to provide appropriate awards for successful outcomes, and effectively align realized compensation with returns realized by investors.

•
Since December 31, 2012, the Company has had a claw-back policy that covers executive officers and other officers who participate in the Company’s incentive plans. This policy permits the Company to recover incentive compensation awarded or paid if there is a subsequent change to a performance measure and in instances where an officer engaged in intentional misconduct.

•
All officers and directors are prohibited from purchasing or selling Company securities while in possession of material, non-public information. All officers and directors must pre-clear any transactions involving Flotek common stock with the Company’s Compliance Officer.

•
In 2014, the Company clarified its Insider Trading Policy with respect to its hedging policy and its pledging policy. Hedging transactions are prohibited, and the pledging of Company securities to secure indebtedness is prohibited.

•
The Company has established formal stock ownership guidelines. These guidelines, based on a multiple of base salary for executive officers and on the annual cash retainer for directors, help ensure that their interests are aligned with those of our stockholders.

•
The Company has a Code of Business Conduct and Ethics. This Code requires each employee and director to sign a Compliance Certification. In addition, employees are required to complete annual anti-bribery training.

Compensation Philosophy
We operate in a very competitive environment. Our principal competitors are larger, more established providers of services in our industry and, because of their size, generally have significantly more resources than we do. In order to successfully compete in this environment, we must be able to attract and retain highly skilled employees with well-developed management, operational, and marketing skills. The Company has been successful in developing and retaining a highly-qualified management team by offering compensation that is equitable, reasonably competitive with what we believe they might earn elsewhere based on our understanding of market practices, and closely tied to performance through our annual salary review process, our annual cash bonus plan, and grants of equity-based opportunities from our long-term incentive plans.
In general, our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives with the skills necessary to run and grow our existing business segments;

•	Align the interests of our executive officers with those of stockholders to increase the value of our enterprise;

•	Motivate and reward executives whose knowledge, skills, and performance are critical to our success;

•	Demonstrate fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	Provide that executives are accountable to the Board for their performance; and

•	Encourage a shared commitment among executives by coordinating Company and individual business unit targets, goals, and objectives.
As we endeavor to evaluate the adequacy of our overall executive compensation program, our Compensation Committee works with the compensation consultant to evaluate and compare certain elements of total compensation against a group of similar publicly-traded energy services companies (the “Peer Group”). We evaluate each element of compensation (base salary, annual incentive compensation, and long-term equity compensation), as well as the total of all compensation elements. While the compensation consultant’s information on peer practices is used to assess the competitiveness of the Company’s total compensation opportunities, the Compensation Committee does not target any percentile level of the peer data as a benchmark for setting pay opportunities.
In regard to the use of peer company data in setting compensation opportunities, we would prefer to define the market for our executive talent using a sizable group of companies that are comparable to us in both size and line of business. However, there are not a sufficient number of companies that compare to us in size and line of business to comprise such a peer group. Therefore, as we evaluate the adequacy of our compensation programs, the Compensation Committee considers data from our Peer Group, data from published survey sources, and information from our directors, management, and compensation consultant based on their collective understanding of industry practices.

The companies that comprised our Peer Group in 2015 were as follows:

Basic Energy Services, Inc.	Newpark Resources, Inc.
CARBO Ceramics Inc.	Parker Drilling Company
C&J Energy Services, Inc.	RPC, Inc.
Key Energy Services, Inc.	Tesco Corporation
Layne Christensen Company	TETRA Technologies, Inc.
Matrix Service Company

The Peer Group was reviewed in June 2015 to ensure it was appropriate for purposes of supporting 2016 compensation decisions. The Compensation Committee concluded that a larger group was advisable. As a result, Helix Energy Solutions Group, Inc. and RigNet, Inc. were added to the Peer Group for 2016.

The Compensation Committee intends to continually monitor the composition of the Peer Group to assure that it provides a useful representation of the market for leadership talent in which the Company competes.

Policies, Guidelines and Practices Related to Executive Compensation
Stock Ownership Guidelines
To further promote sustained shareholder return and to ensure that the Company’s executives and directors remain focused on both short- and long-term objectives, the Company has established stock ownership guidelines. Each executive and director has five years from the date appointed or elected to his or her position (or, if later, within five years of the adoption of the guidelines) to achieve the level associated with the position.

Role	Guideline
Chief Executive Officer	6 times base salary
Other executive officers	2 times base salary
Directors	5 times annual retainer
Executives and directors that are not in compliance with the stock ownership guidelines must hold the lesser of 25% of the net shares acquired from exercising stock options or vesting of shares, or the number of shares necessary to reach the applicable stock ownership guidelines.
All executives and directors with 5 years tenure in their current position meet or substantially exceed the guidelines.
Hedging and Pledging of Company Stock
None of the Company’s executive officers or directors have pledged any Flotek Common Stock. In addition, all of the Company’s officers and directors must pre-clear any transactions involving Flotek Common Stock with the Company’s Compliance Officer.
During 2014, the Company updated its Insider Trading Policy with respect to its hedging policy and its pledging policy. Pursuant to the Policy, Company directors, officers, and employees may not engage in hedging transactions with respect to Company securities. Prohibited hedging transactions include, but are not limited to: short-selling, options, puts or calls, as well as derivatives such as swaps, forwards, or futures. Company directors and executive officers are prohibited from pledging Company securities to secure indebtedness, including, but not limited to, engaging in margin transactions with Company securities.
Claw-back Policy
The Company has had a claw-back policy since 2012 that covers executive officers and other officers designated as participants in the Company’s incentive plans. The Company is entitled to recover, at the direction of the Compensation Committee, incentive compensation awarded or paid to an officer if the result of the performance measure upon which the award was made or paid is subsequently restated or otherwise adjusted in a manner that would reduce the award or payment. In addition, if an officer engaged in intentional misconduct that resulted in additional compensation, the Company may take remedial and recovery action.
Tax Gross-Ups on Severance
There are no tax gross-ups on any payments to executives, including severance payments.
Equity Compensation Plan Information
Each of the Company’s equity compensation plans has been approved by our stockholders. At December 31, 2015, there were 1,090,837 shares of our Common Stock available for future issuance under our Long-Term Incentive Plans.
We are asking stockholders to approve an amendment and restatement of the current 2014 Long-Term Incentive Plan to increase the number of shares of our Common Stock available for the granting of awards under our equity compensation plans from 2,700,000 to 5,200,000.
Our 2014 Long-Term Incentive Plan was approved at our 2014 Annual Meeting of Stockholders. In connection with this approval by stockholders, the Company committed to cap its average annual burn rate at 2.85% over the next three fiscal years (2014, 2015 and 2016). In calculating compliance with this maximum burn rate commitment, “burn rate” is defined as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of common stock outstanding (basic) during the fiscal year. For purposes of calculating the number of awards granted in each fiscal year, (a) awards of stock options and stock appreciation rights will count as one share and (b) awards of restricted stock, restricted stock units, or other full value awards will count as 1.5 shares. Any awards that are assumed or substituted in acquisitions will be excluded from the burn rate calculation.
The Company has complied with its burn rate commitment for 2015 and 2014. The average annual burn rate was 2.20% for 2015 and 2.28% for 2014.
Executive Officer Compensation
Principal Elements of Compensation of Our Named Executive Officers
The principal elements of the compensation package offered to our executive officers consist of:

•	Base salary;

•	Annual incentive opportunity; and

•	Equity compensation under the long-term incentive plans.
Some, but not all, of the named executive officers participate in certain limited perquisite programs, as described later in this discussion. Group insurance programs, the Company’s 401(k) Plan, and the Employee Stock Purchase Plan are available to all named executive officers on the same basis as all other employees of the Company.

Allocation of Compensation among the Principal Components
The Compensation Committee has not established formulas for allocating compensation between compensation elements at this time. Rather, the Compensation Committee reviews compensation structures of companies in our Peer Group, historical compensation for the participant, the participant’s responsibilities, the performance of the participant and the Company on goals approved by the Committee, and the individual circumstances of senior executives when determining the mix of base salary, cash bonus percentages, and annual equity award opportunities. As a result, the Compensation Committee may apply a different mix of base salary, annual incentive compensation, and long-term equity compensation to different executive officer positions. The Company’s historical objectives have been to make executives’ overall compensation opportunity significantly contingent on operational and financial performance.

The following table provides the percentage allocation of 2015 compensation elements at target levels for the Company’s named executive officers.

Name	Base Salary	Annual Incentive at Target Amount	Long-Term Incentive at Target Value	Total
John W. Chisholm	17.4%	17.4%	65.2%	100%
Steven A. Reeves	26.7%	20.0%	53.3%	100%
Joshua A. Snively, Sr.	28.6%	17.1%	54.3%	100%
Robert M. Schmitz	27.0%	18.9%	54.1%	100%
H. Richard Walton	27.0%	18.9%	54.1%	100%

Base Salary
The Company reviews base salaries annually for the named executive officers to determine if changes are appropriate. In reviewing base salaries, several factors are considered, including a comparison to base salaries paid for comparable positions in the Peer Group, published survey data, the relationship among base salaries paid within the Company, and individual experience and performance. The Company’s intent is to set base salaries at levels consistent with comparable industry positions, Company performance, and remunerative objectives, including the ability to attract, motivate, and retain highly talented individuals in a competitive environment while retaining an appropriate balance between fixed and performance-contingent compensation elements.

President, Chief Executive Officer and Chairman of the Board
Mr. Chisholm is compensated under a Service Agreement that pays two entities controlled by Mr. Chisholm (the “Chisholm Companies”) as an independent contractor. In addition, Mr. Chisholm has a Letter Agreement with the Company under which he is also an employee of the Company. Effective January 4, 2015, the Compensation Committee of the Board approved an annual payment of $770,000 pursuant to the Service Agreement and an annual salary of $50,000.

Other Executive Officers
After a review of responsibilities, performance, and the Company’s understanding of salary levels typically available to officers filling comparable positions in other public energy services companies, the salary adjustments in the table below were approved during 2015.

Name	Title	Beginning Salary	New Salary	Percent Increase
Steven A. Reeves	EVP, Operations	$418,000	$435,000	4.07%
Joshua A. Snively, Sr.	EVP, Research and Innovation	$392,600	$409,000	4.18%
Robert M. Schmitz	EVP and Chief Financial Officer	*	$330,000	*
H. Richard Walton	Chief Financial Officer Emeritus	$336,000	$350,000	4.17%

*	Mr. Schmitz was appointed Executive Vice President and Chief Financial Officer effective May 1, 2015 and is now considered a named executive officer.

Annual Incentive Compensation
Under the terms of the annual incentive program available to named executive officers and other leadership employees, participants had the opportunity to earn annual cash incentives based on the achievement of Company performance as measured by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).
Adjusted EBITDA is a Non-GAAP measure under which EBITDA results may be adjusted to recognize incentive compensation, including stock compensation, financing transaction costs (whether paid in cash or not), and other noncash or nonrecurring charges not directly related to the ongoing operations of the Company. Determination of Adjusted EBITDA is based solely on the judgment of the Audit Committee of the Board of Directors.
The Compensation Committee established 2015 target bonuses for each named executive officer, expressed as a percentage of base salary, as follows:

Percent of Base Salary
John W. Chisholm	100%
Steven A. Reeves	75%
Joshua A. Snively, Sr.	60%
Robert M. Schmitz	70%
H. Richard Walton	70%
If Adjusted EBITDA results achieved only a minimum-defined level, 50% of target bonuses would be earned, and if
Adjusted EBITDA results achieved a maximum defined

level, 200% of target bonuses would be earned. The bonus percentage earned between minimum and target and between target and maximum is determined on a linear basis. If Adjusted EBITDA is less than $45 million, no bonuses would be paid. In no event would any bonus paid exceed 200% of the target bonus.

2015 Cash Bonus Performance Measure
Adjusted EBITDA:
Minimum (50%)	Target (100%)	Maximum (200%)
$45.0 million	$55.0 million	$75.0 million
The Adjusted EBITDA range for 2015 was set below the Adjusted EBITDA achieved in 2014 due to the drastic decline in the price of crude oil and related industry activity during the second half of 2014 and continuing at the beginning of 2015.
Executives were given the opportunity to elect to receive 50% of their target bonus in restricted shares of the Company’s Common Stock awarded conditionally at the beginning of the year based on the fair market value of the Common Stock on the date of grant subject to the agreement that none of the shares would vest if minimum performance was not achieved and that any bonus earned in excess of 50% of the target amount would be paid in cash. All named executive officers covered by the annual incentive plan elected to receive 50% of their target award in equity, receiving a number of shares equal to 50% of the target bonus divided by $16.73, the fair market value of the Company’s Common Stock on March 2, 2015.

The table below shows the range of bonus opportunities available based on various Adjusted EBITDA results. Actual Adjusted EBITDA for 2015 was $42.4 million, resulting in no bonus for program participants under the annual incentive program.
In evaluating 2015 performance of the named executive officers, the Compensation Committee considered the following: (a) individual performance of each of the named executive officers; (b) the difficult operating environment, continuing decline of oil prices throughout 2015, and the significant reduction in North American rig count; (c) the uncertainty around the incentive goal-setting process at the beginning of 2015 versus the difficult operating environment that continued to occur in 2015; (d) the decline in Company revenue was not as drastic as the decline in rig count; and (e) CnF® sale volumes increased throughout the year and the fourth quarter of 2015 had the highest quarterly volume of CnF® sales on record. Based on these factors, the Compensation Committee approved individual discretionary bonuses as shown below.

	Minimum	Target	Maximum	Earned*	Discretionary
	50%	100%	200%	0%	Award
John W. Chisholm	$410,000	$820,000	$1,640,000	$—	$246,000
Steven A. Reeves	$163,125	$326,250	$652,500	$—	$97,875
Joshua A. Snively, Sr.	$122,700	$245,400	$490,800	$—	$73,620
Robert M. Schmitz	$115,500	$231,000	$462,000	$—	$69,300
H. Richard Walton	$122,500	$245,000	$490,000	$—	$73,500

*
As described above, a portion of earned value of bonuses took the form of restricted stock if elected by the executive. Such shares would vest upon certification by the Compensation Committee of the Board that performance requirements for vesting were met. The number of shares associated with this election were: Mr. Chisholm - 24,506 shares; Mr. Reeves - 9,750 shares; Mr. Snively - 7,334 shares; Mr. Schmitz - 5,439 shares; and Mr. Walton - 7,322 shares.

Because the minimum-defined level of Adjusted EBITDA was not achieved, the shares associated with this election were forfeited.

2015 Equity Compensation
In order to address the Company’s objectives of retaining critical talent and increasing the amount of the long-term incentive opportunity that is contingent on the performance of the Company, the Compensation Committee established 2015 target grant values for each named executive officer, expressed as a percentage of base salary, as follows:

Percent of Base Salary
John W. Chisholm	375%
Steven A. Reeves	200%
Joshua A. Snively, Sr.	190%
Robert M. Schmitz	200%
H. Richard Walton	200%
Each named executive officer received performance units with respect to the target grant value. The number of performance units issued to the recipient was determined by dividing the target grant value by $17.39, the fair market value of the Company’s Common Stock on January 9, 2015, the date of adoption of the program.
Within a reasonable period of time following the end of calendar year 2015 (the “Performance Period”), each participant is issued the number of shares of restricted stock (the “Earned Shares”) equal to the number of Target Units held by that participant multiplied by the Performance Percentage which is applicable to that Performance Period.
The Performance Percentage is determined based on the comparison of (i) the Total Shareholder Return of a share of the Company’s Common Stock for the Performance Period to (ii) the Total Shareholder Return of a share of the common stock of each member of the Company’s Peer Group for the Performance Period.
Total Shareholder Return is calculated using the average closing price of common stock of the respective company for the last 20 trading days before the end of the applicable Performance Period, adjusted for the amount of any dividends paid (the “Ending Value”), and the average closing price of common stock for the 20 trading days immediately preceding the first day of the Performance Period (the “Beginning Price”). Total Shareholder Return is measured by subtracting the Beginning Price from the Ending Value to determine the “Value Increase,” and then dividing the Value Increase by the Beginning Price.
The Earned Shares will vest, if not sooner forfeited, in equal one-half tranches on December 31, 2016 and December 31, 2017.
Performance under the long-term incentive opportunity is based on total shareholder return of the Company and each member of the Company’s Peer Group over a one-year period. A one-year performance period was selected due to the rapid growth of the Company in a volatile environment. Achieving the 100% target requires the Company to outperform 5 of the 11 peer companies in total shareholder return. The entire opportunity is performance based and the Earned Shares must be held until the service periods end on December 31, 2016 and December 31, 2017.
The 2015 long-term incentive program contains a provision that limits the actual Performance Percentage (and number of Earned Shares) to a cap of 100% if the Company’s Total Shareholder Return is a loss of greater than 5%.

The following table shows the award program available under the 2015 equity grants and the number of units earned as a result of the Company’s performance versus the Peer Group based on Total Shareholder Return.

	Minimum	Target	Maximum	Actual (2)
Performance Percentage	50%	100%	200%	100%
Number of peers outperformed (1)	2	5	8	7
Amounts in Shares
John W. Chisholm	88,413	176,826	353,652	176,826
Steven A. Reeves	25,015	50,029	100,058	50,029
Joshua A. Snively, Sr.	22,344	44,687	89,374	44,687
Robert M. Schmitz	18,977	37,953	75,906	37,953
H. Richard Walton	20,127	40,254	80,508	40,254

(1)	The Performance Percentage earned between minimum and target and between target and maximum is determined on a linear basis. If the Company fails to outperform 2 peers, the bonus percentage is zero.

(2)
Although actual Total Shareholder Return exceeded the established target level, the Performance Percentage (and number of Earned Shares) was limited to a cap of 100% because the Company’s Total Shareholder Return was a loss of greater than 5%.

Employment Agreements
John W. Chisholm - Service Agreement and Letter Agreement
On April 15, 2014, effective March 30, 2014, Flotek and two companies controlled by John W. Chisholm, Chief Executive Officer, President and Chairman of the Board of Directors (the “Chisholm Companies”), entered into the Fifth Amended and Restated Service Agreement (the “Service Agreement”), pursuant to which the Chisholm Companies agreed to continue to provide the services of Mr. Chisholm to Flotek. The Service Agreement provides that Flotek will pay the Chisholm Companies a monthly amount as consideration for the provision of Mr. Chisholm’s services.
The term of the Service Agreement will expire on April 30, 2017, but such term is extended on a monthly basis on the last day of each month so that the term of the Agreement is never less than 36 months, unless either party gives prior written notice of non-renewal. Flotek may terminate the Service Agreement at any time and for any reason with or without Cause (as defined in the Service Agreement) and the Chisholm Companies may terminate the Service Agreement for Good Reason (as defined in the Service Agreement). Upon termination of the Service Agreement by Flotek without Cause or by the Chisholm Companies for Good Reason, the Chisholm Companies will be entitled to receive severance compensation equal to 200% of the base compensation and target bonus in effect for the year in which the termination occurs.
If Mr. Chisholm is entitled to payments and benefits described in the Service Agreement that, together with any other payments which Chisholm and/or his affiliates has the right to receive from the Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), the payments and benefits under the Agreement will be either (i) reduced (but not below zero) so that the aggregate present value of all such payments and benefits received by Chisholm and his affiliates from the Company and its affiliates for purpose of Section 280G shall be $1.00 less than three times Chisholm’s “base amount” (as defined in Section 280G of the Code) and so that no portion of such payments received by Chisholm and his affiliates for purposes of Section 280G shall be subject to the excise tax imposed by Section 4999 of the Code, or (ii) paid in full, whichever produces the better net after-tax result for Chisholm, the Chisholm Companies, and his other affiliates (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax).
If the Service Agreement is terminated by Flotek with Cause, or due to the death or disability of Mr. Chisholm, the Chisholm Companies will be entitled to receive the base compensation earned and payable through the date of termination. The Service Agreement also contains certain non-solicitation restrictions for a period of 24 months following the date of termination of the Service Agreement.

On April 15, 2014, Flotek and Mr. Chisholm entered into a new Letter Agreement (the “Letter Agreement”), pursuant to which Flotek agreed to employ Mr. Chisholm for a term equal to the term provided for in the Service Agreement. Pursuant to the terms of the Letter Agreement, Flotek will pay Mr. Chisholm an annual salary of $50,000. Mr. Chisholm is subject to certain confidentiality obligations and non-solicitation restrictions for a period of 24 months following the date of termination of the Letter Agreement.
Steven A. Reeves - Employment Agreement
On December 31, 2014, the Company and Mr. Reeves entered into an Employment Agreement to continue in his position as Executive Vice President, Operations of the Company.
The Employment Agreement with Mr. Reeves (i) provides for a term of employment until the earlier of (1) December 31, 2016, (2) Mr. Reeves’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Reeves’s death or disability, or (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Reeves’s employment by the Company without Cause or by Mr. Reeves for Good Reason prior to December 31, 2016, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Reeves will be entitled to receive (1) severance compensation equal to two-thirds of the sum of his annual base salary and target bonus for purposes of the MIP, payable in eight monthly installments equal to one-eighth of such severance compensation, payable at the end of each of the eight full calendar months following the execution and effectiveness of a release agreement and (2) coverage at the Company’s expense under the employee health insurance plan for a period of twenty-four months or the maximum period permitted by COBRA, whichever is less; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the Employment Agreement, Mr. Reeves’ initial annualized base salary was $418,000. In addition to the foregoing, Mr. Reeves is entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan and performance unit plan for each of the 2015 and 2016 calendar years, the use of a Company automobile, and reimbursement for certain expenses.

Joshua A. Snively, Sr. - Employment Agreement
On February 5, 2014, the Company and Mr. Snively entered into an Employment Agreement to continue in his position as Executive Vice President, Research and Innovation of the Company and President of Florida Chemical Company, Inc., a subsidiary of the Company.

The Employment Agreement with Mr. Snively (i) provides for a term of employment until the earlier of (1) December 31, 2015, (2) Mr. Snively’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Snively’s death or disability, or (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Snively’s employment by the Company without Cause or by Mr. Snively for Good Reason prior to December 31, 2015, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Snively will be entitled to receive severance compensation equal to 75% of the sum of his annual base salary and target bonus for purposes of the MIP, payable in nine monthly installments equal to one-ninth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the Employment Agreement, Mr. Snively’s initial annualized base salary was $377,500, he received a cash bonus upon the execution of the Employment Agreement of $319,875, and he was awarded a grant of 22,379 shares of restricted stock of the Company pursuant to one of the Company’s long term incentive plans. One-third of the shares of common stock vested immediately, while the remaining shares will vest over a two-year period and will vest immediately upon Mr. Snively’s death, resignation for Good Reason, termination without Cause, or upon a change of control of the Company. In addition to the foregoing, Mr. Snively will be entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan and performance unit plan, and reimbursement for reasonable expenses.
Robert M. Schmitz - Employment Agreement
On May 29, 2015, effective May 1, 2015, the Company and Mr. Schmitz entered into an Employment Agreement in connection with his election as Executive Vice President and Chief Financial Officer of the Company.
The Employment Agreement with Mr. Schmitz (i) provides for a term of employment until the earlier of (1) April 30, 2017, (2) Mr. Schmitz’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Schmitz’s death or disability, or (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Schmitz’s employment by the Company without Cause or by Mr. Schmitz for Good Reason prior to April 30, 2017, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Schmitz will be entitled to receive severance compensation equal to 75% of the sum of his annual base salary and target bonus for purposes of the MIP, payable in nine monthly installments equal to one-ninth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the Employment Agreement, Mr. Schmitz’s initial annualized base salary was $330,000. In addition to the foregoing, Mr. Schmitz will be entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan and performance unit plan, and reimbursement for reasonable expenses.
H. Richard Walton - Employment Agreement
On June 3, 2015, effective May 29, 2015, the Company and Mr. Walton entered into an Employment Agreement in connection with his election as Chief Financial Officer Emeritus of the Company.
The Employment Agreement with Mr. Walton (i) provides for a term of employment until the earlier of (1) December 31, 2015, (2) Mr. Walton’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Walton’s death or disability, or (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Walton’s employment by the Company without Cause or by Mr. Walton for Good Reason prior to December 31, 2015, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Walton will be entitled to receive severance compensation equal to 75% of the sum of his annual base salary and target bonus for purposes of the MIP, payable in nine monthly installments equal to one-ninth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the Employment Agreement, Mr. Walton’s initial annualized base salary was $350,000. In addition to the foregoing, Mr. Walton will be entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan and performance unit plan, and reimbursement for reasonable expenses.
Renewal of Expiring Employment Agreements
Effective January 1, 2016, new employment agreements were executed with Joshua A. Snively, Sr. and H. Richard Walton. These new agreements have substantially the same terms and conditions as the agreements discussed above that expired on December 31, 2015, except that Mr. Snively’s agreement expires on December 31, 2018 and his annual base salary under the agreement is now $425,400, and Mr. Walton’s agreement expires on December 31, 2016 and his annual base salary under the agreement is now $330,000.
Other Benefits
The Company believes establishing a competitive benefit package for employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, and vision care programs, Company-paid accidental death, dismemberment, and life insurance, and Flotek’s 401(k) plan, on the same basis as other employees. The Company matches contributions at 100% of up to 2% of an employee’s compensation and, if greater, the Company matches contributions at 50% from 4% to 8% of an employee’s compensation. The Company does not offer pension or retirement benefits other than the 401(k) plan. The Company’s international employees may have slightly different employee benefit plans than those offered domestic employees, typically as a result of legal requirements of the specific country.
Perquisites
Mr. Reeves is provided the use of a Company owned vehicle, use of a Company rented apartment, and a fuel allowance.
Tax and Accounting Implications
Deductibility of Executive Compensation
The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code which provides that the Company may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to stockholder-approved plans is not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Code.
The Compensation Committee makes every reasonable effort to structure and administer executive compensation opportunities so that compensation will not be subject to the Section 162(m) deduction limit. However, the Compensation Committee may from time to time approve payments and equity awards that cannot be deducted in order to maintain flexibility in structuring appropriate compensation opportunities in the interest of stockholders.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments in accordance with the requirements of Accounting Standards Codification (ASC) Topic 718, “Stock Compensation.” Equity based compensation is expensed over the requisite service period pursuant to the grant award terms. The Company considers the expense associated with stock-based incentive awards when granting such awards.

Section 409A
To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code. Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.
2016 Compensation Action
2016 Salary Increases
Following a review of market data, the Company’s 2015 performance, the performance of executive officers in 2015, and the industry outlook, salary adjustments were approved as described below.
Effective January 3, 2016, the Compensation Committee of the Board approved Mr. Chisholm’s annual salary at $50,000 and approved the amount paid annually pursuant to the Service Agreement with the Chisholm Companies of $770,000. No increase was made for 2016.

Chief Executive Base Salary	2015	2016
John W. Chisholm *	$820,000	$820,000

*	Includes amounts paid to the Chisholm Companies under the Service Agreement and salary paid under the Letter Agreement with Mr. Chisholm.
Effective January 3, 2016, the Compensation Committee of the Board approved annual base salary amounts for the other named executive officers as follows:

Executive Officer Base Salary	2015	2016
Steven A. Reeves	$435,000	$435,000
Joshua A. Snively, Sr.	$409,000	$425,400
Robert M. Schmitz	$330,000	$350,000
H. Richard Walton	$350,000	$330,000
Mr. Reeves did not receive an increase for 2016. Mr. Snively received an increase of 4% upon execution of a new employment agreement to recognize the increase in Research and Innovation activity. Mr. Schmitz’ and Mr. Walton’s base salaries were adjusted to reflect a change in responsibilities, but did not increase in total.
2016 Management Incentive Plan
Target bonus opportunities for 2016, expressed as a percent of base salary, were approved by the Compensation Committee as follows:

Percent of Base Salary
John W. Chisholm	110%
Steven A. Reeves	85%
Joshua A. Snively, Sr.	75%
Robert M. Schmitz	75%
H. Richard Walton	75%

The percentage of base salary available in the annual incentive program for 2016 was increased between 5% and 10% for each executive. This change is designed to heighten management focus on short-term goals and meeting objectives.
Bonuses under the 2016 Management Incentive Plan (“MIP”), the Company’s annual incentive program, have a possible payout between 0% and 200% of the target payment amount. Bonuses will be earned under the MIP to the extent that 2016 Adjusted EBITDA targets are achieved. Adjusted EBITDA is calculated as disclosed under the description of our 2015 program.
If a defined minimum level of Adjusted EBITDA is achieved, 50% of the target payment amount is earned, if the target level of Adjusted EBITDA is achieved, 100% of the target payment amount is earned, if a defined target plus level of Adjusted EBITDA is achieved, 150% of the target payment amount is earned, and if a defined maximum level of Adjusted EBITDA is achieved, 200% of the target payment amount is earned. The bonus percentage earned for Adjusted EBITDA between defined levels is determined by linear interpolation; however, the Compensation Committee reserves discretion to equitably adjust the amount of the bonus to reflect developments, events, or actions which were not anticipated by the Compensation Committee when the bonus objective was established. No bonus is earned if performance is below the defined minimum Adjusted EBITDA level.
For 2016, the Adjusted EBITDA target amount is $33.0 million. This target amount is less than the 2015 target amount by 40.0% and less than the 2015 actual achieved amount by 22.4%. The decrease in the Adjusted EBITDA target amount for 2016 is based on the outlook, considering declines in oil prices and North American drilling rig activity.
2016 Long-Term Incentive Program
Long-term incentive opportunities for 2016, expressed as a percent of base salary, were approved by the Compensation Committee as follows:

Percent of Base Salary
John W. Chisholm	375%
Steven A. Reeves	200%
Joshua A. Snively, Sr.	190%
Robert M. Schmitz	200%
H. Richard Walton	200%
The percentages of base salary available in the long-term incentive program for 2016 have not changed and are consistent with 2015 levels.
Vesting of equity awards under the long-term incentive opportunity will be based solely on the total shareholder return of the Company compared to total shareholder return of each member of the Peer Group companies.
For 2016, the performance period will be for calendar years 2016 and 2017. The Compensation Committee concluded that increasing the performance period from a one-year performance period to a two-year performance period was desirable even though the Company operates in a volatile environment. In addition to a two-year performance period, the Peer Group has been increased by two companies, to a total of 13 companies.
Achieving the 100% target requires the Company to outperform 6 of the 13 peer companies in total shareholder return. The 2016 program contains a provision that limits the actual Performance Percentage (and number of Earned Shares) to a cap of 100% if the Company’s total shareholder return is a loss of greater than 5%.
The target value is equal to each executive’s base annual salary multiplied by the percentage disclosed in the table above. The target value is converted to Target Units for 2016 by dividing the target value by $9.00. The Compensation Committee changed the conversion formula for 2016 from its historical use of the fair market value of the Company’s Common Stock on the date of grant. This increased the divisor in the formula to $9.00 from $5.81, the fair market value of the Company’s Common Stock on January 26, 2016, the date of the adoption of the 2016 long-term incentive opportunity. Increasing the divisor had the effect of reducing the number of Target Units that can be earned by approximately 35% and was a way to conserve share usage from the shares available under the long-term incentive plan.
Due to the belief shared by the Compensation Committee and senior management that the current share price is understated and does not represent the true value of the Company, it was determined to apply a one-time change to the conversion methodology by using a targeted conversion price above the fair value of the award on the date of grant. This methodology was applied when developing the 2016 number of units to be awarded to executives. In addition, the Compensation Committee concluded that the design of the 2016 long-term incentive opportunity was a demonstration of its belief that shareholders should benefit first from an increase in share price.
At the end of the performance period on December 31, 2017, the earned performance percentage will be determined and multiplied by the number of target units held by a participant to determine the number of shares earned. Any shares earned will vest on December 31, 2018.
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Carla S. Hardy, Chair
Kenneth T. Hern
John S. Reiland
L.V. “Bud” McGuire
L. Melvin Cooper
Ted D. Brown
March 23, 2016

Summary Compensation Table
The following table provides information concerning compensation earned in our fiscal years 2015, 2014, and 2013 by our named executive officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Option Awards	All Other Compensation	Total

John W. Chisholm – President, Chief Executive Officer and Chairman of the Board	2015	$50,000	$246,000	(1)	$4,079,374	(2)	$—	$770,000	$5,145,374
	2014	$50,000	$1,234,450		$3,663,147	(2)	$—	$722,500	$5,670,097
	2013	$48,000	$450,000		$1,612,519	(4)	$—	$686,750	$2,797,269

Steven A. Reeves – Executive Vice President, Operations	2015	$434,346	$97,875	(1)	$1,154,169	(2)	$—	$22,565	$1,708,955
	2014	$414,500	$454,530		$1,374,186	(2)	$—	$21,924	$2,265,140
	2013	$405,000	$182,250		$621,267	(4)	$—	$20,109	$1,228,626

Joshua A. Snively, Sr.– Executive Vice President, Research and Innovation and President of Florida Chemical Company, Inc.	2015	$408,369	$73,620	(1)	$1,030,929	(2)	$—	$3,750	$1,516,668
	2014	$388,535	$549,546		$1,786,141	(2)(3)	$—	$1,819	$2,726,041
	2013	$232,308	$—		$—		$—	$1,819	$234,127

Robert M. Schmitz – Executive Vice President and Chief Financial Officer	2015	$304,308	$69,300	(1)	$447,757	(2)	$—	$7,295	$828,660

H. Richard Walton – Chief Financial Officer Emeritus	2015	$349,462	$73,500	(1)	$928,659	(2)	$—	$12,000	$1,363,621
	2014	$333,039	$391,560		$1,199,262	(2)	$—	$6,661	$1,930,522
	2013	$252,161	$146,250		$568,735	(4)	$—	$4,000	$971,146

(1)
Mr. Chisholm, Mr. Reeves, Mr. Snively, Mr. Schmitz, and Mr. Walton did not receive a bonus as part of the 2015 Annual Bonus Plan (MIP) as the Adjusted EBITDA targets were not met during 2015. Mr. Chisholm, Mr. Reeves, Mr. Snively, Mr. Schmitz, and Mr. Walton received a discretionary bonus for 2015 of $246,000, $97,875, $73,620, $69,300, and $73,500, respectively.

(2)
Represents the aggregate grant date fair value of performance-based restricted stock unit awards made in 2015 and 2014. These performance-based awards have market and service conditions and the aggregate grant date fair value was calculated using the Monte Carlo simulation model.

(3)	The amount also reflects the grant date fair value, calculated in accordance with ASC Topic 718, of 22,379 shares of restricted stock awards granted on February 5, 2014.

(4)
During 2013, the performance-based restricted stock unit awards had performance and service conditions and the aggregate grant date fair value, at the target 100% level, was based on the fair market value of the Company’s Common Stock at the date of grant.

The following table provides detail of “All Other Compensation” in the Summary Compensation Table.

Name	Year	Company Provided Vehicle (1)	Company Provided Housing	Company Match 401 (k)	Services and Consulting Contracts (2)	All Other Compensation
John W. Chisholm	2015	$—	$—	$—	$770,000	$770,000
	2014	$—	$—	$—	$722,500	$722,500
	2013	$—	$—	$—	$686,750	$686,750
Steven A. Reeves	2015	$600	$13,599	$8,366	$—	$22,565
	2014	$600	$13,034	$8,290	$—	$21,924
	2013	$600	$12,030	$7,479	$—	$20,109
Joshua A. Snively, Sr.	2015	$—	$—	$3,750	$—	$3,750
	2014	$—	$—	$1,819	$—	$1,819
	2013	$—	$—	$1,819	$—	$1,819
Robert M. Schmitz	2015	$—	$—	$7,295	$—	$7,295
H. Richard Walton	2015	$—	$—	$12,000	$—	$12,000
	2014	$—	$—	$6,661	$—	$6,661
	2013	$—	$—	$4,000	$—	$4,000

(1)	The expenses for all Company provided vehicles were determined through averaging the FMV, odometer reading, and estimated percentage personal use.

(2)	Amounts received by Mr. Chisholm are related to his Service Agreement with the Company.

Equity-Related Compensation
The following table provides information regarding grants of plan-based awards during our fiscal year 2015 to our named executive officers.
2015 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value for Stock and Option Awards
		Threshold	Target (1)	Maximum	Threshold (Shares)	Target (Shares)	Maximum (Shares)
John W. Chisholm	3/2/2015	$410,000	$820,000	$1,640,000	—	—	—	—	—	$—	$—
	1/9/2015	$—	$—	$—	88,413	176,826	353,652	—	—	$—	$4,079,374	(2)
Steven A. Reeves	3/2/2015	$163,125	$326,250	$652,500	—	—	—	—	—	$—	$—
	1/9/2015	$—	$—	$—	25,015	50,029	100,058	—	—	$—	$1,154,169	(2)
Joshua A. Snively, Sr.	3/2/2015	$122,700	$245,400	$490,800	—	—	—	—	—	$—	$—
	1/9/2015	$—	$—	$—	22,344	44,687	89,374	—	—	$—	$1,030,929	(2)
Robert M. Schmitz	3/2/2015	$115,500	$231,000	$462,000	—	—	—	—	—	$—	$—
	1/9/2015	$—	$—	$—	7,476	14,952	29,904	—	—	$—	$344,943	(2)
	5/29/2015	$—	$—	$—	11,501	23,001	46,002	—	—	$—	$102,814	(3)
H. Richard Walton	3/2/2015	$122,500	$245,000	$490,000	—	—	—	—	—	$—	$—
	1/9/2015	$—	$—	$—	20,127	40,254	80,508	—	—	$—	$928,659	(2)

(1)
At the date of grant, Mr. Chisholm, Mr. Reeves, Mr. Snively, Mr. Schmitz, and Mr. Walton elected to received one-half of the target value of their 2015 Annual Bonus Plan (MIP) opportunity in the form of restricted shares. The value assigned to determine the shares, and the number of shares, based on the closing stock price on March 2, 2015, were as follows: Mr. Chisholm - $410,000, 24,506 shares; Mr. Reeves - $163,125, 9,750 shares; Mr. Snively - $122,700, 7,334 shares; Mr. Schmitz - $91,000, 5,439 shares; and Mr. Walton - $122,500, 7,322 shares.

(2)
Grant date fair value is determined in accordance with ASC Topic 718 and, for the performance-based restricted share units which have a market condition, is the value at grant date based on the probable outcome of the performance condition and is consistent with the estimate of aggregate compensation cost to be recognized over the service period.

(3)
Mr. Schmitz was appointed to Executive Vice President and Chief Financial Officer effective May 1, 2015. His equity incentive plan award was adjusted for his new role with the Company. Grant date fair value is determined in accordance with ASC Topic 718 and, for the performance-based restricted share units which have a market condition, is the value at grant date based on the probable outcome of the performance condition and is consistent with the estimate of aggregate compensation cost to be recognized over the service period.

The following tables provide information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2015.
Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Year of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
John W. Chisholm	2011	400,000	—	—	$9.19	4/8/2017
Steven A. Reeves	2011	200,000	—	—	$9.19	4/8/2017

Restricted Stock Awards
Name	Year of Grant	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
John W. Chisholm	2013	24,656	(2)	$282,065	—		$—
	2014	74,258	(5)	$849,512	—		$—
	2015	—		$—	24,506	(7)	$280,349
	2015	—		$—	176,826	(8)	$2,022,889
Steven A. Reeves	2013	9,499	(2)	$108,669	—		$—
	2014	27,857	(5)	$318,684	—		$—
	2015	—		$—	9,750	(7)	$111,540
	2015	—		$—	50,029	(8)	$572,332
Joshua A. Snively, Sr.	2014	7,459	(4)	$85,331	—		$—
	2014	26,164	(5)	$299,316	—		$—
	2015	—		$—	7,334	(7)	$83,901
	2015	—		$—	44,687	(8)	$511,219
Robert M. Schmitz	2013	5,000	(3)	$57,200	—		$—
	2014	6,666	(6)	$76,259	—		$—
	2014	5,655	(5)	$64,693	—		$—
	2015	—		$—	5,439	(7)	$62,222
	2015	—		$—	37,953	(8)	$434,182
H. Richard Walton	2013	8,696	(2)	$99,482	—		$—
	2014	24,311	(5)	$278,118	—		$—
	2015	—		$—	7,322	(7)	$83,764
	2015	—		$—	40,254	(8)	$460,506

(1)	The dollar value of the unvested shares of restricted stock reported are valued at the closing price of Flotek’s Common Stock on December 31, 2015 ($11.44 per share).

(2)	The total number of unvested shares represents the unvested portion of performance shares earned during 2013. These shares vest on February 5, 2016.

(3)	The total number of unvested shares of restricted stock granted on June 17, 2013. These shares vest on June 17, 2016.

(4)	The total number of unvested shares of restricted stock granted on February 5, 2014. These shares vest on February 5, 2016.

(5)	The total number of unvested shares represents the unvested portion of performance shares earned during 2014. These shares vest on December 31, 2016.

(6)	The total number of unvested shares of restricted stock granted on May 16, 2014. These shares vest as follows: 50% on February 11, 2016 and 50% on February 11, 2017.

(7)
The total number of unvested shares elected by the named executive as part of the 2015 Management Incentive Plan. These shares are forfeitable to the extent that performance targets are not met for 2015. The shares will be adjusted during 2016 for actual performance during 2015.

(8)	The total number of unearned performance shares available for 2015, at the target 100% level. The shares will be adjusted during 2016 for actual performance during 2015.

The following table provides information regarding the value realized upon the exercise of stock options and the vesting of restricted stock awards by named executive officers during the fiscal year ended December 31, 2015.
Option Exercises and Restricted Stock Vested

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John W. Chisholm	746,668	$8,188,087	125,815	$1,710,483
Steve A. Reeves	—	$—	47,275	$643,032
Joshua A. Snively, Sr.	—	$—	38,109	$502,497
Robert M. Schmitz	—	$—	16,345	$218,372
H. Richard Walton	—	$—	61,846	$862,571

Potential Payments upon Termination of Employment or Change in Control
The following table describes the circumstances that will trigger acceleration of vesting of certain stock options and restricted stock grants and quantifies the value of the stock options or restricted stock grants the vesting of which would have accelerated upon the occurrence of the specified events, assuming that such event had occurred on December 31, 2015 and based on the closing price of our Common Stock on that date of $11.44 per share.

Name and Participant Position	Termination Event	Severance	Pro-Rata Bonus	Health Benefits	Acceleration of Unvested Equity	Total
John W. Chisholm (1)	Change In Control	$3,280,000	$410,000	$—	$3,434,814	$7,124,814
President, Chief Executive Officer and	Good Reason	$3,280,000	$—	$—	$—	$3,280,000
Chairman of the Board	Without Cause	$3,280,000	$—	$—	$—	$3,280,000
	Death or Disability	$—	$—	$—	$3,434,814	$3,434,814
Steve A. Reeves (2)	Change In Control	$507,500	$163,125	$30,528	$1,111,224	$1,812,377
Executive Vice President, Operations	Good Reason	$507,500	$—	$30,528	$—	$538,028
	Without Cause	$507,500	$—	$30,528	$—	$538,028
	Death or Disability	$—	$—	$—	$1,111,224	$1,111,224
Joshua A. Snively, Sr. (3)	Change In Control	$490,800	$122,700	$—	$979,767	$1,593,267
Executive Vice President, Research &	Good Reason	$490,800	$—	$—	$—	$490,800
Innovation, President of Florida	Without Cause	$490,800	$—	$—	$—	$490,800
Chemical Company, Inc.	Death or Disability	$—	$—	$—	$979,767	$979,767
Robert M. Schmitz (4)	Change In Control	$420,750	$140,000	$—	$694,557	$1,255,307
Executive Vice President and	Good Reason	$420,750	$—	$—	$—	$420,750
Chief Financial Officer	Without Cause	$420,750	$—	$—	$—	$420,750
	Death or Disability	$—	$—	$—	$694,557	$694,557
H. Richard Walton (5)	Change In Control	$446,250	$122,500	$—	$921,870	$1,490,620
Chief Financial Officer Emeritus	Good Reason	$446,250	$—	$—	$—	$446,250
	Without Cause	$446,250	$—	$—	$—	$446,250
	Death or Disability	$—	$—	$—	$921,870	$921,870
For purposes of awards under our long-term incentive plans, “Change-in-Control” of the Company means the first to occur of the following events:

(i)
Any person (subject to certain exceptions) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)
During any period of one (1) year, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

(iii)
(A) The sale or disposition of all or substantially all the Company’s assets, or (B) a merger, consolidation, or reorganization of the Company with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

For purposes of awards under our long-term incentive plans, “Good Reason” means the occurrence of one of the following Company actions, unless the employee consents in writing to such action:

(i)	A material reduction of the employee’s salary and employee benefits to which the employee was entitled immediately prior to such reduction;

(ii)	A material reduction in the duties, authority or responsibilities relative to the employee’s duties, authority or responsibilities as in effect immediately prior to such reduction; or

(iii)	The relocation of the employee to a facility or a location more than fifty (50) miles from the employee’s then present location;
Provided, however, that (A) the employee must provide the Company with written notice of the occurrence of such action(s) within 60 days of the initial occurrence of such action(s) and of his or her intent to terminate employment based on such action(s) and (B) the Company will have 30 days from the date that such written notice is provided by employee to cure such action(s).

For purposes of awards under our long-term incentive plans, “Cause” means the termination of an employee for any of the following reasons, as determined by the Compensation Committee:

(i)
An employee willfully fails to substantially perform the employee’s duties (other than any such failure resulting from the employee’s total and permanent disability) after a written demand for substantial performance has been delivered by the Company to the employee that specifically identifies the manner in which the Company believes that the employee has not substantially performed the employee’s duties, and the employee fails to remedy such failure within ten (10) calendar days after receiving such notice;

(ii)	An employee is convicted (by trial, plea of guilty, or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony;

(iii)
An employee willfully engages in gross misconduct or willfully violates a Company or a subsidiary policy which is materially and demonstrably injurious to the Company and/or a subsidiary after a written demand to cease such misconduct or violation has been delivered by the Company to the employee that specifically identifies the manner in which the Company believes that the employee has violated this Paragraph (iii), and the employee fails to cease such misconduct or violation and remedy any injury suffered by the Company or the subsidiary as a result thereof within thirty (30) calendar days after receiving such notice. However, no act or failure to act, on the employee’s part shall be considered “willful” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interest of the Company or the subsidiary; or

(iv)	An employee commits a material breach of any noncompetition, confidentiality or similar agreement with the Company or a subsidiary, as determined under such agreement.

(1)
Upon termination of employment between Flotek and the Chisholm Companies pursuant to the Service Agreement and the employment of Mr. Chisholm pursuant to his Letter Agreement (a) for Good Reason or without Cause pursuant to a Change in Control, the Chisholm Companies would be entitled to receive (i) severance compensation equal to two hundred percent of base compensation and target bonus in effect for the year in which termination occurs and (ii) accelerated vesting of all unvested RSAs. If employment of the Chisholm Companies is terminated for (b) Good Reason or (c) without Cause, the Chisholm Companies shall be entitled to receive (i) severance compensation equal to two hundred percent of base compensation and target bonus in effect for the year in which the termination occurs and (ii) accelerated vesting of certain RSAs provided in the individual grant agreements. If employment of the Chisholm Companies were to be terminated by (d) death or disability, the Chisholm Companies would be entitled to receive (i) base compensation earned and payable through the date of termination and (ii) the accelerated vesting of all RSAs.

(2)
Upon termination of employment between Flotek and Mr. Reeves (a) for Good Reason or without Cause pursuant to a Change in Control, Mr. Reeves would be entitled to receive (i) severance compensation equal to two-thirds of his base salary and target bonus in effect for the year in which termination occurs, (ii) continued health care for two years and (iii) accelerated vesting of all unvested RSAs. If employment of Mr. Reeves is terminated for (b) Good Reason or (c) without Cause prior to the Expiration Date, he is entitled to receive (i) severance compensation equal to two-thirds of his base salary and target bonus in effect for the year in which the termination occurs (ii) continued health care for two years and (iii) accelerated vesting of certain RSAs provided in the individual grant agreements. If the employment of Mr. Reeves were to be terminated by (d) death or disability, Mr. Reeves would be entitled to receive (i) base salary earned and payable through the date of termination and (ii) the accelerated vesting of all RSAs.

(3)
Upon termination of employment between Flotek and Mr. Snively (a) for Good Reason or without Cause pursuant to a Change in Control, Mr. Snively would be entitled to receive (i) severance compensation equal to 75% of his base salary and target bonus in effect for the year in which termination occurs and (ii) accelerated vesting of all unvested RSAs. If employment of Mr. Snively is terminated for (b) Good Reason or (c) without Cause prior to the Expiration Date, he is entitled to receive (i) severance compensation equal to 75% of his base salary and target bonus in effect for the year in which the termination occurs and (ii) accelerated vesting of certain RSAs provided in the individual grant agreements. If the employment of Mr. Snively were to be terminated by (d) death or disability, Mr. Snively would be entitled to receive (i) base salary earned and payable through the date of termination and (ii) the accelerated vesting of all RSAs.

(4)
Upon termination of employment between Flotek and Mr. Schmitz (a) for Good Reason or without Cause pursuant to a Change in Control, Mr. Schmitz would be entitled to receive (i) severance compensation equal to 75% of his base salary and target bonus in effect for the year in which termination occurs and (ii) accelerated vesting of all unvested RSAs. If employment of Mr. Schmitz is terminated for (b) Good Reason or (c) without Cause prior to the the Expiration date, he is entitled to receive (i) severance compensation equal to 75% of his base salary and target bonus in effect for the year in which the termination occurs and (ii) accelerated vesting of certain RSAs provided in the individual grant agreements. If the employment of Mr. Schmitz were to be terminated by (d) death or disability, Mr. Schmitz would be entitled to receive (i) base salary earned and payable through the date of termination and (ii) the accelerated vesting of all RSAs.

(5)
Upon termination of employment between Flotek and Mr. Walton (a) for Good Reason or without Cause pursuant to a Change in Control, Mr. Walton would be entitled to receive (i) severance compensation equal to 75% of his base salary and target bonus in effect for the year in which termination occurs and (ii) accelerated vesting of all unvested RSAs. If employment of Mr. Walton is terminated for (b) Good Reason or (c) without Cause prior to the Expiration Date, he is entitled to receive (i) severance compensation equal to 75% of his base salary and target bonus in effect for the year in which the termination occurs and (ii) accelerated vesting of certain RSAs provided in the individual grant agreements. If the employment of Mr. Walton were to be terminated by (d) death or disability, Mr. Walton would be entitled to receive (i) base salary earned and payable through the date of termination and (ii) the accelerated vesting of all RSAs.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Meeting Attendance
During 2015, the Board held 14 meetings of the full Board and 17 meetings of committees. The Audit Committee held 5 meetings, the Corporate Governance and Nominating Committee held 3 meetings, and the Compensation Committee held 9 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he or she served from the respective dates of appointment.
The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Of the Directors, Messrs. Chisholm, Hern, Reiland, McGuire, Cooper, and Brown attended the last Annual Meeting of Stockholders.
Executive Sessions
Pursuant to the Company’s Corporate Governance Guidelines, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions. During 2015, the non-management directors met in 5 executive sessions without management present.
Director Independence
The Board has determined that each of the current directors, except for Mr. Chisholm, is independent as defined by the rules of the NYSE and, in the case of the Audit Committee, the Securities and Exchange Commission (the “SEC”). Mr. Chisholm is not an independent director, since he is currently the President and Chief Executive Officer of the Company.
None of the non-employee directors have any relationship with the Company other than as a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.
Risk Management
The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Nominating Committee manages risks associated with Board independence and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about all identified Company risks.

Board Committees
The Board has established an Audit Committee, a Corporate Governance and Nominating Committee, and a Compensation Committee. The Audit, Corporate Governance and Nominating, and Compensation committees are composed entirely of independent directors as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines.
The following table shows the committees on which each director serves. “C” indicates that the director serves as the chair of the committee.

Director	Audit	Corporate Governance and Nominating	Compensation
Kenneth T. Hern	X	C	X
John S. Reiland	C	X	X
L.V. “Bud” McGuire		X	X
L. Melvin Cooper	X	X	X
Carla S. Hardy		X	C
Ted D. Brown		X	X
Audit Committee
The Audit Committee held 5 meetings in 2015. The Audit Committee’s primary functions are to:

•	Appoint, determine funding for, oversee, and replace (subject to stockholder ratification, if applicable) a firm of independent auditors to audit our financial statements;

•	Pre-approve all audit and non-audit services provided by our independent auditors;

•	Evaluate the qualifications, performance and independence of our independent auditors, and ensure the rotation of the lead (or concurring) audit partner;

•	Obtain and review a report of our independent auditors, at least annually, regarding compliance with their internal quality-control procedures;

•	Discuss with our independent auditors the overall scope and plans for their respective audits;

•	Discuss with management and our independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls;

•	Meet with our independent auditors to discuss the conduct and findings of their respective audits;

•	Meet and review with management and our independent auditors the Company’s financial statements and the associated disclosures to be included in quarterly and annual reports to be filed with the SEC;

•	Discuss with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	Discuss periodically with management the Company’s plan with regards to issuing earnings press releases and providing financial information and earnings guidance to analysts and rating agencies;

•	Review any disclosures by the Company’s officers and other employees regarding significant deficiencies in the design and operation of the Company’s internal controls; and

•	Establish procedures for receiving and responding to concerns regarding accounting, internal accounting controls, and auditing matters.
Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Reiland, Hern, and Cooper), is financially literate and has accounting or financial management expertise. Messrs. Reiland, Hern, and Cooper are audit committee financial experts as defined in Item 407 (d)(5) of Regulation S-K under the Exchange Act, rule 10A-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual, and the Company’s Corporate Governance Guidelines. The Board has adopted a charter for the Audit Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee held 3 meetings in 2015. The Corporate Governance and Nominating Committee’s primary functions are to:

•	Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board;

•	Recommend to the full Board candidates to fill vacancies on the Board as they occur;

•	Recommend, prior to each annual stockholder meeting, a slate of nominees for election or reelection as directors by the stockholders at the annual meeting;

•	Identify individuals qualified to serve as potential Board members, consistent with criteria approved by the Board;

•	Select, evaluate, retain, and where appropriate, terminate any search firm to be used to identify qualified director candidates;

•	Evaluate current directors for re-nomination to the Board or re-appointment to any Board committees, and assess the performance of such directors;

•
Periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee of the Board, and determine whether it may be appropriate to add or remove individuals;

•	Consider rotation of the Chairman and members of the committees of the Board;

•	Consider candidates to serve as Board members that are submitted by stockholders of the Company;

•	Periodically make recommendations to the Board with respect to the size of the Board;

•	Review criteria and policies relating to director independence, service, and tenure;

•	Recommend to the Board the membership of the Audit and Compensation Committees, including their Chairpersons;

•	Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing Corporate Governance Guidelines to be adopted by the Board;

•
Develop and recommend to the Board the Company’s Corporate Governance Guidelines and, at least annually, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board;

•	Be responsible for any tasks assigned to the Corporate Governance and Nominating Committee in the Company’s Corporate Governance Guidelines;

•	Oversee compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and report on such compliance to the Board;

•
Review and consider any requests for waivers of the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics for the Company’s directors, executive officers, and other senior financial officers and make a recommendation to the Board with respect to such request for a waiver;

•	Review potential conflicts of interest involving directors and determine whether such director or directors may vote on any issue as to which there may be a conflict;

•	Review all related party transactions and determine whether such transactions are appropriate for the Company to undertake and, if so, approve such transactions;

•
Review periodically with the Company’s counsel, in light of changing conditions, new legislation and other developments, the Company’s Code of Business Conduct and Ethics and make recommendations to the Board for such changes as the Corporate Governance and Nominating Committee shall deem appropriate; and

•	Review executive development and executive succession plans, including succession planning strategies for the Company’s senior management positions.
When identifying and evaluating candidates, the Corporate Governance and Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Corporate Governance and Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. Generally, a retained search firm would provide information on a number of candidates, which the Corporate Governance and Nominating Committee would discuss. The Corporate Governance and Nominating Committee Chairman and some or all of the members of the Corporate Governance and Nominating Committee will interview potential candidates that meet the needs of the Board, possess the qualifications sought, and meet the independence standards required by the NYSE and as set forth by the Company’s Corporate Governance Guidelines. The Corporate Governance and

Nominating Committee will then recommend the nomination of candidates to the Board. Director nominees may be identified by the Corporate Governance and Nominating Committee through current board members, officers, stockholders, or other persons.
Any stockholder desiring to submit a nomination to the Board should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices. The Board has not established formal minimum qualifications for a director nominee and evaluates any nominee, including those recommended by stockholders, on a case-by-case basis. The Board has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Compensation Committee
The Compensation Committee held 9 meetings in 2015. The Compensation Committee’s primary functions are to:

•	Adopt compensation policies and programs that are consistent with corporate strategy and meet all legal requirements regarding reporting and administration of compensation matters;

•
Establish, in conjunction with executive management, the overall compensation strategy of the Company and review such strategy, at least annually, for alignment with the Company’s business strategy and with similar programs offered by the Company’s competitors;

•	Oversee the compensation and benefits programs applicable to all employees of the Company;

•
Adopt, amend, or terminate corporate incentive programs (including short-term and long-term incentive and other similar programs), including establishment of performance standards, and determine the funding of such programs relative to previously established performance standards;

•	Review the Company’s employee benefit plans, including retirement and savings plans, and either recommend plan changes to the Board or amend such plans as appropriate;

•	Recommend to the Board the adoption of any new Company employee benefit plan or the termination of any existing employee benefit plan, as appropriate;

•	Review, at least annually, the Company’s investment strategies around and performance of the Company’s 401(k) plans;

•
Review and approve, at least annually, corporate goals and objectives relevant to compensation of the Company’s executive officers and employees who report directly to the Company’s Chief Executive Officer (collectively, the “CEO Direct Reports”) and evaluate each executive officer’s and CEO Direct Report’s performance in light of such goals and objectives;

•	Either as a Compensation Committee or in conjunction with the other independent directors (as directed by the

Board), adopt a compensation strategy and determine and approve each executive officer’s and CEO Direct Report’s salary, bonuses, and other compensation based on the strategy and the evaluation of each executive officer’s and CEO Direct Report’s performance and considering the results of the most recent shareholder advisory vote on executive compensation;

•
Regarding individual executive officer’s and CEO Direct Report’s compensation, consider a number of factors that include, but are not limited to, the Company’s financial and operational performance, relative shareholder return, the value of similar incentive awards to executives at comparable companies, awards given in past years, and the results of the most recent shareholder advisory vote on executive compensation;

•	Annually review and approve the annual base salaries and annual short-term and long-term incentive opportunities of the executive officers and CEO Direct Reports;

•
Periodically review and approve the following, as they affect executive officers and CEO Direct Reports: elements of compensation other than salaries and annual incentives; employment and severance agreements; change-in-control agreements and change-in-control provisions affecting any element of compensation or benefits; and any special or supplemental compensation and benefits for the executive officers, CEO Direct Reports, and individuals who formerly served as executive officers and CEO Direct Reports;

•
Award equity-based awards to executive officers, CEO Direct Reports, and to other employees of the Company pursuant to any plans approved by the Board which by its terms provide for administration by the Compensation Committee;

•	Make recommendations to the Board with respect to the compensation of Board members;

•	Assure that all compensation policies and programs comply with applicable laws and regulations;

•
Review and approve annual performance goals for performance-based compensation, including but not limited to performance goals for performance-based compensation that is intended to be tax deductible under Section 162(m) of the Internal Revenue Code, determine whether the performance goals and objectives are attained, and certify the level of attainment as applicable;

•	Review and approve annually the peer group used to assess the competitiveness of the Company’s compensation programs, including executive compensation;

•
Review the Company’s compensation policies and practices to determine whether they encourage excessive risk-taking, discuss annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;

•
Consider the factors affecting independence set forth in Section 303A.05(c)(iv) of the NYSE Listed Company Manual when selecting or soliciting advice from any external legal counsel, compensation consultants, or other advisor and evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K;

•
Review and approve the frequency that should be recommended to the Company’s shareholders with respect to how often the Company shall hold a shareholder advisory vote on executive compensation (“Say on Pay Vote”); review and approve the frequency with which the Company should submit to the shareholders a Say on Pay Vote, taking into consideration any prior Say on Pay Vote on the frequency with which the Company shall hold a Say on Pay Vote; and review the results of the most recent Say on Pay Vote when considering whether to make any adjustments to the Company’s executive compensation policies and practices;

•
Review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K as required by the rules and regulations of the Securities and Exchange Commission;

•
Approve the Compensation Committee report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K as required by the rules and regulations of the Securities and Exchange Commission;

•	Receive reports on compensation and benefits applicable to all employees; and

•
Oversee the Company’s compliance with, and take any other actions as may be required from time to time by, applicable law, the rules of the NYSE, the rules and regulations of the Securities and Exchange Commission, the Bylaws or the Board, including any requirement that shareholders approve equity compensation plans.

The Board has adopted a charter for the Compensation Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Special Board Committees
In accordance with the Company’s Corporate Governance Guidelines, in addition to established Board Committees, the Board may, from time to time, establish other committees to assist it in carrying out its duties. The duties of each standing committee of the Board are to be spelled-out in a committee charter which is to be periodically reviewed and approved by the Board.
On December 1, 2015, the Company’s Board of Directors formed a special committee consisting of five independent members of the Board of Directors to conduct an independent review of (i) the issues raised in a report issued by a third party regarding the accuracy of the Company’s FracMax® software and efficacy of the Company’s CnF® completion chemistries and (ii) any other relevant issues that may arise in connection with (a) the shareholder class action and derivative lawsuits filed against the Company relating to the issues raised in such report and (b) an inquiry which has been opened by the U.S. Securities and Exchange Commission with respect to the issues raised in such report.
Director Stock Ownership Guidelines
To further promote sustained shareholder return and to ensure that the Company’s directors remain focused on both short-term and long-term objectives, the Company has established stock ownership guidelines. See the “Stock Ownership Guidelines” section within “Compensation Discussion and Analysis” for further details regarding our stock ownership guidelines for executives and directors.
Director Compensation
Compensation of non-employee directors is determined by the Board based upon recommendations prepared by the Compensation Committee. The compensation program for non-employee directors for 2015 provided for each non-employee director to be paid an annual retainer of $40,000 and receive $2,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. The Lead Director was paid an annual retainer of $24,000, the Chairman of the Audit Committee was paid an annual retainer of $24,000, the Chairman of the Corporate Governance and Nominating Committee was paid an annual retainer of $12,000, and the Chairman of the Compensation Committee was paid an annual retainer of $12,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board.
Each non-employee director is also granted a restricted stock award annually, which for 2015 had a fair market value equal to approximately $120,000 on the date of grant. These shares vest as of the annual stockholders’ meeting held in the following year.
Our President and Chief Executive Officer is not compensated for serving on the Board.

The following table provides the 2015 compensation of the non-employee directors.

Name	Board Retainer (1)	Committee Chair Retainer (1)	Meeting Fees (1)	Restricted Stock Awards(2)(3)	Option Awards (4)	Total
Kenneth T. Hern	$64,000	$12,000	$44,000	$120,002	$—	$240,002
John S. Reiland	40,000	24,000	44,000	120,002	—	228,002
L.V. “Bud” McGuire	40,000	—	31,000	120,002	—	191,002
L. Melvin Cooper	40,000	—	44,000	120,002	—	204,002
Carla S. Hardy	40,000	12,000	39,000	120,002	—	211,002
Ted D. Brown	40,000	—	39,000	120,002	—	199,002
(1)    Represents non-employee director’s fees earned in 2015.
(2)    Represents the grant date fair value of restricted stock awards under the Company’s 2014 Long-Term Incentive Plan. These amounts are for awards granted during 2015 and reflect the amount of compensation for a full year based on the fair value of the awards on the date of grant. The 2015 annual grants on April 24, 2015 are expensed from the grant date through April 22, 2016.
(3)    The following restricted stock awards were outstanding at December 31, 2015: Kenneth T. Hern - 8,535; John S. Reiland - 8,535; L.V. “Bud” McGuire - 8,535; L. Melvin Cooper - 8,535; Carla S. Hardy - 8,535; and Ted D. Brown - 8,535.
(4)    The following options were outstanding at December 31, 2015: Kenneth T. Hern - 40,894; John S. Reiland - 30,894; L.V. “Bud” McGuire - 40,894; and L. Melvin Cooper - 37,618.

Changes to Director Compensation for 2016
For 2016, members of the Board of Directors will receive an annual retainer of $52,000. Fees for each meeting attended will be discontinued and retainer payments will be made for committee membership and for chairing a committee. Each director will receive an annual restricted stock award with a fair market value equal to approximately $125,000 on the date of grant.
Other Board and Committee Items
Code of Business Conduct and Ethics
The Code of Business Conduct and Ethics of the Company applies to our directors, executive officers, and to all other employees and is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Compensation Committee Interlocks and Insider Participation
Messrs. Hern, Reiland, McGuire, Cooper, Brown, and Ms. Hardy served on the Compensation Committee during 2015. No current member of the Compensation Committee is a current or former officer or employee of the Company or had any relationship requiring disclosure under applicable SEC rules. Additionally, none of the Company’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Company’s Compensation Committee.
Transactions with Related Persons
The Company recognizes that related person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its stockholders. Therefore, the Corporate Governance and Nominating Committee of the Board will review, ratify, or approve, as necessary, any related person transaction prior to the transaction being entered into, or ratify any related person transaction that has not been previously approved, in which a director, executive officer, five percent owner, or immediate family member of any such person has a material interest.
During 2015, the Company did not participate in any transactions in which any of the director nominees or executive officers, nor any of their immediate family members, had a direct or indirect material interest.
Board Leadership Structure
Mr. Chisholm, the Company’s President and Chief Executive Officer, has served as Chairman of the Board since July 13, 2010. The Chairman is presiding director at each of the Company’s Board meetings. The Board believes that the Company’s President and Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategic development. The Company’s independent directors bring experience, oversight, and expertise from outside the company and industry, while the President brings company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and President/Chief Executive Officer promotes strategic development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.
One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of the strategy developed. The Board believes the combined role of Chairman and President/Chief Executive Officer is consistent with the best interests of stockholders, as it provides the appropriate balance between strategic development and independent oversight of management.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year, except that (1) Mr. Chisholm did not timely file one Form 4 in 2015 reflecting one transaction, (2) Mr. Reeves did not timely file one Form 4 in 2015 reflecting one transaction, (3) Mr. Snively did not timely file two Forms 4 in 2015 reflecting one transaction and three transactions, respectively, and (4) Mr. Walton did not timely file one Form 4 in 2015 reflecting one transaction.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED FLOTEK INDUSTRIES, INC. 2014 LONG-TERM INCENTIVE PLAN

On March 15, 2016, our Board of Directors adopted the Company’s Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”), subject to stockholder approval.
Stockholder Vote
We are asking you to approve an amendment and restatement of the Flotek Industries, Inc. 2014 Long-Term Incentive Plan, to increase the number of shares of our Common Stock available for the granting of awards under the Plan from 2,700,000 to 5,200,000 and to increase certain other limits under the Plan. As of December 31, 2015, 1.1 million shares of Common Stock remain available for future grants of awards under the Plan. Based on our historic and projected future usage patterns, the Compensation Committee estimates that the shares available under the Plan will be sufficient to provide grants for the next three years.
The only material aspects of the Plan being changed or added by the proposed amendment and restatement is the increase in the number of shares available for issuance and an increase in the annual compensation that may be paid under the Plan with respect to awards. All other provisions of the Plan described herein would remain as already in effect. The amended and restated Plan continues its provisions that (i) prohibit repricing of options and stock appreciation rights without stockholder approval, except in connection with an adjustment involving a corporate transaction or similar event, (ii) specify language regarding “clawback” or recoupment policies regarding Plan awards, and (iii) prohibit increasing the number of shares available for award for forfeiture or cancellation of awards, shares tendered in payment of the exercise price of an option, shares tendered to satisfy tax withholding or other obligations, and/or shares repurchased by the Company, whether with option proceeds or otherwise. The material features of the Plan are more fully described below.
Purpose of the Plan
The purpose of the Plan is to assist us in attracting, retaining and motivating employees, officers, directors, and service providers by rewarding, and providing financial incentives for, individual performance. Additionally, the Plan allows us to offer our employees, officers, directors, and service providers the opportunity to acquire and increase their proprietary interest in the Company, thereby more closely aligning their interests with those of our stockholders.

Equity Compensation Plan Information
The following table summarizes equity compensation plan information regarding equity securities authorized for issuance under individual compensation agreements as of December 31, 2015.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,062,665	$7.80	1,090,837
Equity compensation plans not approved by security holders	—	$—	—
Total	2,062,665	$7.80	1,090,837

(1)	Does not include the additional 2,500,000 shares that will become available for issuance under the Amended and Restated 2014 Long-Term Incentive Plan upon stockholder approval of Proposal 2.

(2)	Includes shares for outstanding stock options (777,400 shares), restricted stock awards (899,216 shares), and restricted stock unit share equivalents (386,049 shares).

(3)
The weighted-average exercise price is for outstanding stock options only and does not include outstanding restricted stock awards or restricted stock unit share equivalents that have no exercise price.

At December 31, 2015, 1,090,837 shares of our Common Stock remain available for future issuance.

Historic Usage of Shares for Awards
During 2015 and 2014, shares awarded under the Long-Term Incentive Plans were as follows:

	2015			2014
Participant	Shares		%	Shares		%
Named Executive Officers	753,849	(1)	64.0%	354,023	(3)	48.6%
Other Officers	82,409	(2)	7.0%	64,112	(4)	8.8%
Non-employee Directors	51,210		4.3%	26,280		3.6%
Employees	291,280		24.7%	284,486		39.0%
Total	1,178,748		100.0%	728,901		100.0%

(1)	Includes 349,749 shares to increase the long-term incentive award from target to maximum shares.

(2)	Includes 36,300 shares to increase the long-term incentive award from target to maximum shares.

(3)	Includes 152,590 shares to increase the long-term incentive award from target to maximum shares.

(4)	Includes 23,537 shares to increase the long-term incentive award from target to maximum shares.

Burn Rate Commitment
In connection with the approval by stockholders of the 2014 Long-Term Incentive Plan, the Company committed to cap its average annual burn rate at 2.85% over the next three fiscal years (2014, 2015, and 2016). In calculating compliance with this maximum burn rate commitment, “burn rate” is defined as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of common stock outstanding (basic) during the fiscal year. For purposes of calculating the number of awards granted in each fiscal year, (a) awards of stock options and stock appreciation rights will count as one share, and (b) awards of restricted stock, restricted stock units, or other full value awards will count as 1.5 shares.
Any awards that are assumed or substituted in acquisitions will be excluded from the burn rate calculation.

The Company has complied with its burn rate commitment for 2015 and 2014. The average annual burn rate was 2.20% for 2015 and 2.28% for 2014.
Amended and Restated Plan Benefits
Because awards under the Plan will be granted at the sole discretion of the Compensation Committee, such benefits under the Plan are not presently determinable and we have omitted the New Plan Benefits table.
There are an insufficient number of shares remaining under previously approved long-term incentive plans to provide for competitive long-term incentive awards for the Company’s key senior management.

The following table presents the award of restricted stock units by our Compensation Committee on January 26, 2016.

Participant	Number of Restricted Stock Units
John W. Chisholm	341,667
Steven A. Reeves	96,667
Joshua A. Snively, Sr.	89,807
Robert M. Schmitz	77,778
H. Richard Walton	73,334
Other Officers	70,140
Non-employee Directors	—
Employees	—
Total restricted stock units	749,393
Each of the persons in the table above was issued restricted stock units, subject to stockholder approval of the Amended and Restated 2014 Long-Term Incentive Plan. The number of units converts to the same number of shares if the 2016 performance targets are met (749,393 shares), and would double if the maximum award was achieved (1,498,786 shares).
The restricted stock units awarded on January 26, 2016 will be forfeited unless stockholder approval solicited by this Proxy Statement is approved.

At December 31, 2015, 1.1 million shares of Common Stock remain available for future grants under the existing 2014 Long-Term Incentive Plan.
We currently have grants outstanding under the 2005 Long-Term Incentive Plan, 2007 Long-Term Incentive Plan, and 2010 Long-Term Incentive Plan (collectively, the “Existing Plans”) which will remain in effect in accordance with their terms. At December 31, 2015, there were 221 shares authorized, but not subject to outstanding awards, under the Existing Plans. We will not grant additional shares under the Existing Plans. The Existing Plans will remain in place for purposes of governing current outstanding awards.
The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein by reference to Exhibit A to this Proxy Statement.
Description of the Plan
Eligibility and Available Awards
The Plan provides for the grant of incentive stock options and non-qualified stock options (collectively, “stock options”), restricted stock, restricted stock units, stock appreciation rights, phantom stock, and other stock or performance based awards (each, an “Award”).
All employees and service providers of the Company or of any affiliate (as defined in the Plan) of the Company and non-employee directors of the Company are eligible to receive grants of Awards under the Plan. However, incentive stock options may be granted only to employees. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Compensation Committee. It is currently expected that our employees will participate in the Plan, along with all non-employee directors who serve on the Company’s Board of Directors.
Administration
The Plan is administered by the Compensation Committee of our Board of Directors, unless the Board of Directors appoints another committee for such purpose. No member of the Compensation Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Compensation Committee must be ratified by the Board of Directors.
Subject to the provisions of the Plan, the Compensation Committee will (i) select the eligible individuals to whom Awards may be granted; (ii) determine the type, amount, terms, restrictions, and conditions of Awards; (iii) determine the time or times at which Awards shall be granted and the number of shares of common stock subject to each Award; (iv) amend, modify, extend, cancel, or renew any Award or waive any restrictions or conditions applicable to any Award or any shares of common stock acquired pursuant thereto; (v) interpret the Plan and all Awards under the Plan; (vi) make, amend, and rescind such rules as it deems necessary for the proper administration of the Plan;

(vii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that it deems desirable to effectuate the Plan; (viii) determine the fair market value of shares of common stock; (ix) approve one or more forms of Award agreement; (x) determine whether an Award will be settled in shares of common stock, cash, or any combination thereof; (xi) accelerate, continue, extend, or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a participant’s termination of service; (xii) prescribe, amend, or rescind rules, guidelines, and policies relating to the Plan, or adopt sub-plans or supplements to, or alternative versions of, the Plan, including with limitation, as the Compensation Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, any foreign jurisdiction whose citizens may be granted Awards; and (xiii) make all other determinations necessary or advisable for the administration of the Plan. Any action taken or determination made by the Compensation Committee or the Board of Directors pursuant to the Plan will be binding on all parties. No member of the Board of Directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the Plan or an Award granted thereunder.
Our Board of Directors may amend, suspend, or terminate the Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the Plan in connection with a change of control, no amendment (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code, or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself. However, no amendment shall be effective prior to its approval by the stockholders, to the extent such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange on which the Company’s stock may be listed.
Stock Available for Issuance
Upon stockholder approval of the Plan, the maximum number of shares of common stock that may be issued under the Plan will be 5,200,000 shares, subject to adjustment as provided in the Plan.
Each share of common stock that is the subject of an Award granted under the Plan may be made available from authorized but unissued shares, treasury stock, or shares of common stock acquired in the open market. No fractional shares shall be issued under the Plan. Each share of common stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of shares of common stock remaining available for an Award under the maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, shares of common stock (i) not issued and that cease to be issuable for any reason, including, but not limited to, forfeiture, revocation, cancellation, or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash, (ii) tendered in payment of the exercise price of any stock option, (iii) tendered to, or withheld by, us to satisfy tax withholding or other obligations, and/or (iv) repurchased by us, whether with stock option proceeds or otherwise.
Award Limits
Upon stockholder approval of the Plan, the maximum number of shares of common stock that may be issued under the Plan pursuant to an exercise of incentive stock options is 5,200,000 shares. The maximum number of shares of common stock subject to stock options and stock appreciation rights (combined) awarded to any one participant pursuant to the Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of shares of common stock which may be subject to Awards of restricted stock made to any one participant pursuant to the Plan in any calendar year shall be 1,000,000 shares. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of restricted stock units shall not exceed $10,000,000. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of phantom stock under the Plan shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock. The maximum amount of compensation that may be paid to any participant in any calendar year pursuant to other stock or performance based awards under the Plan, (i) if the compensation under the other stock or performance based awards is denominated under the award agreement only in terms of shares of common stock or a multiple of the fair market value per share of common stock, shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock; or (ii) in all other cases, shall not exceed $10,000,000. The maximum amount of compensation any participant can be paid in any calendar year pursuant to Awards that are intended to comply with the requirements of Section 162(m) of the Code (and are designated as such) shall not exceed $10,000,000. The foregoing limitations on the numbers of shares of common stock that may be issued and that may be subject to Awards are subject to adjustment, as provided in the Plan.

Adjustments Upon Changes in Capitalization or Reorganization
Upon a merger, recapitalization, reclassification, stock split, payment of stock dividend, consolidation of shares, combination of shares, or the like that results in the outstanding shares being changed into or exchanged for a different kind of shares or other securities, the Board will adjust any or all of the following: (a) the remaining number of authorized shares of common stock with respect to which Awards may be granted, (b) the number of shares of common stock subject to each and all outstanding Awards, (c) the exercise price, grant price, or other similar value with respect to an Award, (d) the performance goals applicable to any outstanding Awards intended to comply with the requirements of Section 162(m) of the Code (subject to such limitations as appropriate under Section 162(m) of the Code), and (e) any other terms of an Award that are affected by the event, subject to any required action by our stockholders. The Plan does not permit the Compensation Committee to re-price stock options or stock appreciation rights without stockholder approval.
Types of Awards
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at an exercise price per share specified on the date of grant. The Compensation Committee has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the Plan. The Compensation Committee will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified stock options. Unless otherwise provided in the Award agreement, stock options will vest such that 25% of the original number of shares of common stock granted shall vest on each anniversary of the date of grant until the stock option fully vests or is forfeited or expires.
Except as described below, the exercise price at which shares of common stock may be purchased upon the exercise of a stock option will not be less than 100% of the fair market value of our common stock on the date that the stock option is granted. In the case of incentive stock options granted to an employee owning more than ten percent (10%) of the total combined voting power of us and our affiliates, the exercise price at which shares of common stock may be purchased upon the exercise of such incentive stock option shall not be less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares of common stock granted pursuant to stock options (determined as of the date the stock option is granted under the Plan (or any other stock option plan of ours or our affiliates)) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.

Except for grants of incentive stock options to employees owning more than ten percent (10%) of the total combined voting power of us and our affiliates (which stock options may not be exercised later than five years after the date of grant), no stock option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock option is to be exercised, accompanied by full payment for the shares being purchased and any required withholding taxes, unless other arrangements have been made with the Compensation Committee. The payment must be in cash, certified check, or by the Company withholding shares otherwise issuable from the exercise of the stock option.
Restricted Stock. Restricted stock is common stock that is subject to forfeiture and such other restrictions as the Compensation Committee may impose, including performance criteria, transfer, and repurchase restrictions, and in no event will the term of any such Award exceed ten years. The Compensation Committee has authority and discretion to determine what restrictions apply to the restricted stock and when and how the restrictions of one Award of restricted stock may differ from those of any other Award of restricted stock.
When granted, restricted stock is registered in the name of the participant and left on deposit with, or held in trust or escrow by, us until the restrictions lapse. Unless otherwise provided in the Award agreement, holders of restricted stock have all of the rights of a stockholder, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that unless otherwise provided in the Award agreement, in the case of restricted stock with respect to which vesting is conditioned on performance criteria, other than the continuation of the participant’s employment or service for a fixed or specified duration, holders of restricted stock shall not have the right to receive dividends with respect to such restricted stock until the restricted stock vests, at which time the sum of all dividends on such restricted stock for the restricted period shall be paid without interest. If, prior to the end of the restricted period, the participant forfeits the restricted stock pursuant to the terms of the Plan and of his or her Award agreement, we will have the right to repurchase the participant’s restricted stock for the lesser of (i) its fair market value on the date of forfeiture or (ii) the amount of cash paid therefor, if any. If for any reason the restrictions imposed by the Compensation Committee are not met at the end of the restricted period, the restricted stock will be forfeited by the participant and reacquired by us.
Restricted Stock Units. An award of a restricted stock unit is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive upon vesting, the value of the number of notional shares vested. The right to receive payment of an award of restricted stock units may be conditioned upon continued employment or achievement of performance goals. Restricted stock unit awards may be payable in cash, shares of common stock, or a combination thereof. The Compensation Committee has the authority to determine the periods of restriction, the amount payable under the award, and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment of a restricted stock unit award shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the restricted stock unit vests.
Stock Appreciation Rights. A stock appreciation right entitles a participant to receive (either in cash, common stock, or a combination thereof), upon exercise of the stock appreciation right, the excess of (i) the fair market value per share of common stock on the date of exercise over (ii) an amount equal to the fair market value per share of common stock on the date of grant. The Compensation Committee may provide that the excess may not exceed a specified amount. The Compensation Committee shall determine, at the date of grant, the number of shares of common stock to which the stock appreciation right applies, the time or times at which and the circumstances under which a stock appreciation right may vest and be exercised, the term of the stock appreciation right, subject to a ten year maximum term, and such other terms and conditions as the Compensation Committee may determine.
To exercise a stock appreciation right, the person entitled to exercise the stock appreciation right must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock appreciation right is to be exercised, accompanied by full payment of any required withholding taxes, unless other arrangements have been made with the Compensation Committee.
Phantom Stock. An award of phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, a stated or determinable amount denominated in shares of common stock. The right to receive payment of an award of phantom stock may be conditioned upon continued employment or achievement of performance goals. Phantom Stock awards may be payable in cash, shares of common stock, or a combination thereof. The Compensation Committee has the authority to determine the periods of restriction, the number of notional shares of common stock to which the phantom stock award pertains, and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the phantom stock vests.
Other Stock or Performance Based Awards. An other stock or performance based award is an award the value of which is based in whole or in part by reference to, or based on or related to, a share of common stock or cash as determined by the Compensation Committee to be consistent with the purposes of the Plan. An other stock or performance based award may be payable in cash, shares of common stock, or a combination thereof. The Compensation Committee has the authority and discretion to determine the terms and conditions, if any, of other stock or performance based awards, including any performance criteria covering such Awards, consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment or the settlement of other stock or performance based awards shall be made in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date on which vesting occurs.
Awards intended to comply with the requirements of Section 162(m) of the Code. The Plan authorizes the Compensation Committee to grant any Award and provide that such Award shall be granted to comply with the requirements of Section 162(m) of the Code.
The Compensation Committee shall establish the performance goals for a performance period and the amount and terms, in writing, for each Award that is intended to comply with the requirements of Section 162(m) of the Code. Each performance goal shall consist of and incorporate (i) one or more designated business criteria, (ii) the quantitatively determinable level(s), standard(s), degree(s), or range(s) of achievement to be applied to each such business criteria for the performance period, and (iii) the amount of compensation (which shall be objectively determinable under one or more formulas or pre-determined standards) that shall vest under the performance goal for the achievement of each specified business criteria, at the prescribed level(s), standard(s), degree(s), or range(s). Awards granted to comply with the requirements of Section 162(m) of the Code will vest and be paid only if and to the extent vested under the performance goals.
Performance goals may be based on any one or more business criteria on an absolute or relative basis or as compared to the performance of a published index deemed by the Compensation Committee to be applicable to the Company, including, but not limited to, the Standard & Poor’s 500 Standard Index or a group of comparable companies. Performance goals will be established, Awards will be granted, and the Award agreement will be provided to the participant and shall become binding at a time when the achievement of or outcome under each applicable performance goal is “substantially uncertain” (within the meaning of Section 162(m) of the Code), and in all events by no later than the earlier of the 90th day of the performance period or the lapse of 25 percent (25%) of the performance period, unless otherwise required or permitted for “performance-based compensation” under Section 162(m) of the Code. Performance goals may differ among participants and Awards.
The business criteria are as follows: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per share; (vi) increase in cash flow return; (vii) return on net assets;

(viii) return on assets; (ix) return on investment; (x) return on capital; (xi) return on equity; (xii) economic value added; (xiii) gross margin; (xiv) net income; (xv) pretax earnings; (xvi) pretax earnings before interest; (xvii) pretax earnings before interest, depreciation, and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) operating income; (xx) total stockholder return; (xxi) debt reduction; (xxii) successful completion of an acquisition, initial public offering, or private placement of equity or debt; or (xxiii) reduction of expenses.
The Compensation Committee shall have the discretion to reduce the amount payable under such Award (even if it has otherwise vested under the applicable performance goal) for a participant’s negative conduct or other activities or factors as the Compensation Committee may determine, but it shall not have the authority to either increase the amount payable under such Award above the amount which vests under the performance goals or pay or provide compensation in lieu of the portion of Award that does not so vest. After the end of each performance period, the Compensation Committee will determine and certify, in writing, the amount, if any, of performance awards payable to each participant based upon the achievement of certain established business criteria.
Withholding
We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Compensation Committee may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by (a) tender of a cash payment to us or (b) withholding of cash payable or of shares of common stock otherwise issuable under an Award.
Amendment of Awards
The Compensation Committee may amend an Award; provided, however, except in the case of a change of control, no amendment of an Award may, without the consent of the participant, adversely affect the participant’s rights with respect to such Award in any material respect.
Clawback
The Plan provides that any Award granted pursuant to the Plan shall be subject to mandatory repayment by the participant to the Company to the extent the participant is, or in the future becomes, subject to any Company “clawback” or recoupment policy implemented by the Company, including any clawback or recoupment policy adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise.
Term of the Plan
The Plan shall terminate ten years after the date of the adoption of the Plan by the Board of Directors, unless earlier terminated by the Board of Directors. No Award may be granted under the Plan after its termination.

Change of Control
Unless otherwise provided in an Award, upon the occurrence of a change of control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets, or liquidations), the Board of Directors may, but is not required to, take any one or more of the following actions with respect to Awards: (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter, and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board of Directors; (iii) cause any acquirer to assume the Plan and the Awards or exchange the Awards for the acquirer’s stock; (iv) terminate the Plan; and (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.
The Board of Directors will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award that is not a stock option or restricted stock, and (ii) in the case of a stock option or restricted stock, the excess of the market value per share (as defined in the Plan) over the option price or the market value per share of restricted stock, as applicable, multiplied by the number of shares as to which such Award is vested.
Termination of the Participant
Except as otherwise provided in an Award agreement, upon a participant’s termination for cause (as defined in the Plan), all unpaid Awards, whether vested or not, shall terminate and be immediately forfeited. Unless otherwise provided in an Award agreement, upon a participant’s termination for any reason other than for cause, including termination due to the participant’s death or disability, any unvested Award outstanding at the time of termination shall terminate and be immediately forfeited. The Board of Directors or Compensation Committee may provide for the continuation of certain Awards, except if such continuation would cause certain adverse tax consequences.
Summary of Certain Federal Income Tax Considerations
The following summary is based on certain applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder. This summary does not purport to cover all federal income tax consequences or any federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or foreign taxes.
Status of Stock Options. Stock options granted under the Plan may be either incentive stock options or non-qualified stock options. Under certain circumstances, an incentive stock option may be treated as a non-qualified stock option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified stock option.
Non-qualified Options. Generally, no federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of common stock received by an option holder upon the exercise of a non-qualified stock option are not subject to certain restrictions in the hands of the option holder, then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder.
Incentive Stock Options. No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder will recognize no ordinary income for federal income tax purposes upon disposition of stock acquired pursuant to the exercise of an incentive stock option, if the option holder (i) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the option holder (the “Holding Period”), and (ii) is an employee of either (a) the corporation granting the option, (b) the parent corporation or a subsidiary corporation of the granting corporation, or (c) a corporation (or the parent corporation or a subsidiary corporation of such corporation) that has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise or twelve months before the date of exercise if employment ceases due to permanent and total disability (as defined in Section 22(e)(3) of the Code). If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition will be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. In the case of disposition of shares of common stock following expiration of the Holding Period, we would not be entitled to any deduction in connection with the grant or exercise of the incentive stock option or the disposition of the shares of common stock so acquired.
If, however, an option holder disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before expiration of the Holding Period (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange, gift or a transfer of legal title, but does not include certain other transfers, such as by reason of death or a pledge or an exchange of shares described in Section 424(c) of the Code.
Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of common stock is an adjustment to AMT income for the option holder’s taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).
Restricted Stock. Generally, the grant of restricted stock will not be a taxable event to the participant, and we will not receive a deduction. Absent an 83(b) election (described below), the participant will be taxed at ordinary income rates when the stock vests (an amount equal to the difference between the fair market value of the stock on the vesting date and the consideration paid, if any, for the shares), and we will receive a corresponding deduction. However, the participant may elect to make an 83(b) election not later than 30 days after the grant of the restricted stock. An 83(b) election is an election permitted under Section 83(b) of the Code that allows the participant to recognize compensation income on the restricted stock at the time of the grant equal to the difference between the fair market value of the stock on the date of grant and the amount paid, if any, for the shares. If the participant makes an 83(b) election, we receive a corresponding deduction at the time of the grant, and the participant is not taxed, nor do we receive any deduction, upon vesting of the shares. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
When the participant sells the shares following vesting, he or she may realize a capital gain if the sales price is greater than his or her basis in the shares. The participant’s basis for this purpose is the fair market value at the time of vesting (if no 83(b) election is made) or at the time of grant (if an 83(b) election is made). We do not receive a deduction upon disposition of the stock by the participant. If, following vesting, the participant sells the shares and the amount realized is more than the participant’s basis in the stock, the participant will recognize a capital gain. If, following vesting, the participant sells the shares and the amount realized is less than the participant’s basis in the stock, the participant will recognize a capital loss. The capital gain or loss will be either short-term or long-term, depending on the holding period of the shares. The holding period commences upon vesting (if no 83(b) election is made) or upon grant (if an 83(b) election is made).
Restricted Stock Units. In general, a participant who receives a restricted stock unit award will not be taxed on receipt of the Award; instead, upon vesting, the amount paid to the participant (whether in cash, shares, or a combination thereof) denominated in cash will be taxable as compensation to the participant. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
Stock Appreciation Rights. Upon the exercise of a stock appreciation right, if shares are received in settlement of the stock appreciation right, the fair market value of those shares received is recognized as income for federal income tax purposes at the time of exercise of the stock appreciation right. If a participant receives cash upon the exercise of a stock appreciation right, the excess of the fair market value of the number of shares of common stock with respect to which the stock appreciation is exercised over the fair market value of the corresponding number of shares of common stock on the date of grant is recognized as income for federal income tax purposes at the time of exercise. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
Phantom Stock. In general, a participant who receives a phantom stock award will not be taxed on receipt of the Award; instead, upon vesting, the amount paid to the participant (whether in cash, shares, or a combination thereof) equal to fair market value of a share of common stock multiplied by the specified number of notional shares of common stock that have vested will be taxable as compensation to the participant. Subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the participant.
Other Tax Considerations
In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change of control, could be nondeductible to us and subject to an additional 20% tax to the participant. Awards under the Plan that are made, vest, or become payable in connection with a change of control may be required to be taken into account in determining whether these penalties apply.
Section 162(m) of the Code places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance based compensation” under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1,000,000 limit.
Generally, stock options and stock appreciation rights granted with an exercise or grant price at least equal to the fair market value of the stock on the date of grant will qualify as performance based compensation. Other Awards may or may not qualify, depending on their terms.
Some Awards granted under the Plan may be considered non-qualified deferred compensation that is subject to special rules and an additional 20% tax to the participant under Section 409A of the Code. The Compensation Committee will generally design and administer such Awards either to be exempt from or to comply with Section 409A of the Code and avoid the imposition of any additional tax under Section 409A of the Code, but is not required to do so. There is no commitment or guarantee that any federal, state, local, or foreign tax treatment will apply or be available to any participant with respect to any Award.

Inapplicability of ERISA
Based on current law and published interpretations, we do not believe that the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Plan.
Plan Benefits
Except as set forth above in the table in the section titled “Amended and Restated Plan Benefits,” information cannot be provided with respect to the number of Awards that will be received by any particular individual employee or group of employees pursuant to the Plan, since the grant of such Awards is within the discretion of the Compensation Committee. All other future grants under the Plan are within the discretion of our Board of Directors or the Compensation Committee and, as such, the benefits of such grants are not currently determinable.
No other incentive compensation has been awarded under the Plan to date. All such awards of restricted stock units made under the Plan will be forfeited unless they become effective upon the stockholder approval solicited by this proxy statement.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the total votes cast at the Meeting is required to approve the Amended and Restated Flotek Industries, Inc. 2014 Long-Term Incentive Plan.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SEEKING STOCKHOLDER APPROVAL OF, AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, THE AMENDED AND RESTATED FLOTEK INDUSTRIES, INC. 2014 LONG-TERM INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K and in accordance with the SEC’s rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” tables, as well as our accompanying narrative disclosure to such tables, our executive compensation program contains elements of cash and equity-based compensation. We believe our program is designed to align the interests of our named executive officers with those of our stockholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.
At the 2015 Annual Meeting of Stockholders, 97.9% of voting stockholders approved the compensation of our named executive officers. The Company considers this vote a positive endorsement of its executive compensation practices and decisions.
Management routinely engages with investors and has engaged in dialogue with many of our largest stockholders to solicit their feedback and gather information on their views and opinions on various operations and governance issues, including executive compensation practices. The Compensation Committee considers the annual stockholders advisory vote, as well as other stockholder input, when reviewing executive compensation programs, principles, and policies.

The Board of Directors is asking our stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under the headings “Compensation Discussion and Analysis,” “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End,” including the related footnotes and accompanying narrative disclosure, is hereby approved.
Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
At the 2013 Annual Meeting of Stockholders, our stockholders determined, on an advisory basis, that an advisory vote to approve the compensation of our named executive officers should occur annually. Accordingly, the Board and Compensation Committee have determined that such advisory votes will take place annually, and the next vote will be at the 2017 Annual Meeting of Stockholders. The next vote concerning the frequency of voting to approve the compensation of our named executive officers, which is required every six years, is expected to occur in 2019.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve this Proposal 3. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hein & Associates LLP (“Hein”) as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2016. Hein acted as our independent registered public accounting firm in 2015. A representative of Hein is expected to attend the 2016 Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions. The Board recommends that the stockholders ratify the selection of Hein as our independent registered public accounting firm.

Audit Fees
Hein & Associates LLP billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2015 and 2014 annual financial statements, reviews of quarterly financial statements, and review of other documents filed with the Securities and Exchange Commission and (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, including due diligence services. There were no other fees billed by such independent registered public accounting firm during such years.

	2015	2014
Audit fees	$589,000	$691,247
Audit related fees	35,000	35,000
Tax fees	—	—
All other fees	—	—
Total	$624,000	$726,247

The Audit Committee of the Board has adopted a policy requiring pre-approval of all services provided by our independent registered public accounting firm. All of the services provided by Hein during fiscal years 2015 and 2014 were pre-approved by the Audit Committee.
 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4 TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

OTHER MATTERS
The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
ANNUAL REPORT
An Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2015 is enclosed herewith.
This report does not form any part of the material for solicitation of proxies.
FUTURE STOCKHOLDER
PROPOSALS AND STOCKHOLDER COMMUNICATIONS
Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company’s bylaws.
In order for a stockholder nomination or proposal to be properly brought before next year’s annual meeting, written notice of the proposal that complies with the Company’s bylaws must be received by the Company’s secretary (at the address below) not more than 150 days and not less than 90 days prior to the meeting, which is expected to be held in April 2017.
In addition to the foregoing, should a stockholder wish to have a proposal appear in the Company’s proxy statement and form of proxy for next year’s annual meeting of stockholders, under regulations of the SEC, such proposal must be received by the Company’s secretary at 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064 on or before November 23, 2016.
Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services Inc., a third party call center, at (800) 785-1003 or (2) correspondence addressed to the Board, or to an individual director, at the principal executive offices of the Company. All communications received from stockholders are sent directly to Board members.

HOUSEHOLDING OF PROXY MATERIALS
The SEC permits a single set of notices, annual reports, and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one notice, annual report, and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate notice, annual report, or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate notice, annual reports, or proxy statements wishes to receive a single notice, annual report, or proxy statement in the future, that stockholder should contact his or her broker or send a request to our Corporate Secretary at our principal executive offices, 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064, telephone number (713) 849-9911. We will deliver, promptly upon written or oral request to our Corporate Secretary, a separate copy of the notice, 2015 annual report, and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

EXHIBIT A

FLOTEK INDUSTRIES, INC.
2014 LONG-TERM INCENTIVE PLAN

AMENDED AND RESTATED
EFFECTIVE AS OF MARCH 15, 2016

A

TABLE OF CONTENTS

ARTICLE I. INTRODUCTION
1.1	Purpose	A-1
1.2	Definitions	A-1
1.3	Shares Subject to the Plan	A-5
1.4	Prohibition of Repricing Without Stockholder Approval	A-6
1.5	Administration of the Plan	A-6
1.6	Granting of Awards to Participants	A-7
1.7	Term of Plan	A-7
1.8	Amendment and Discontinuance of the Plan	A-8
ARTICLE II. NON-QUALIFIED OPTIONS
2.1	Eligibility	A-8
2.2	Exercise Price	A-8
2.3	Award Agreement	A-8
2.4	Terms and Conditions of Non-Qualified Options	A-8
2.5	Exercisability and Vesting	A-8
2.6	Option Repricing Prohibited	A-9
ARTICLE III. INCENTIVE STOCK OPTIONS
3.1	Eligibility	A-9
3.2	Exercise Price	A-9
3.3	Dollar Limitation	A-9
3.4	10% Stockholder	A-9
3.5	Incentive Stock Options Not Transferable	A-9
3.6	Compliance with Section 422 of the Code	A-9
3.7	Limitations on Exercise	A-9
3.8	Notification of Disqualifying Disposition	A-9
3.9	Option Repricing Prohibited	A-9
ARTICLE IV. STOCK APPRECIATION RIGHTS
4.1	Eligibility	A-10
4.2	Grant Price	A-10
4.3	Terms	A-10
4.4	Payment of Stock Appreciation Rights	A-10
4.5	Repricing Prohibited	A-10
ARTICLE V. PHANTOM STOCK
5.1	Eligibility and Awards	A-10
5.2	Terms	A-10
5.3	Lapse of Restrictions/Payment	A-10
5.4	Performance Goals	A-10
ARTICLE VI. RESTRICTED STOCK
6.1	Eligibility	A-10
6.2	Terms	A-11
6.3	Restrictions, Restricted Period and Vesting	A-11
6.4	Delivery of Shares of Common Stock	A-11
6.5	Performance Goals	A-11

A-i

ARTICLE VII. RESTRICTED STOCK UNITS
7.1	Eligibility and Awards	A-11
7.2	Terms	A-12
7.3	Payment/Settlement of Restricted Stock Units	A-12
7.4	Performance Goals	A-12
	ARTICLE VIII. OTHER STOCK OR PERFORMANCE-BASED AWARDS	A-12
ARTICLE IX. PERFORMANCE-BASED COMPENSATION
9.1	Awards of Performance-Based Compensation	A-12
9.2	Performance Goals	A-12
ARTICLE X. CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS
10.1	General	A-14
10.2	Stand-Alone, Additional and Tandem Awards	A-14
10.3	Term of Awards	A-14
10.4	Securities Requirements	A-14
10.5	Transferability	A-14
10.6	No Rights as a Stockholder	A-14
10.7	Listing and Registration of Shares of Common Stock	A-15
10.8	Termination	A-15
10.9	Change of Control	A-15
10.10	Payment or Settlement of Awards	A-16
10.11	Lock-Up Agreement	A-16
10.12	Stockholder Agreements/Investment Representations	A-16
10.13	Exemptions from Section 16(b) Liability	A-16
	ARTICLE XI. WITHHOLDING FOR TAXES	A-16
ARTICLE XII. MISCELLANEOUS
12.1	No Rights to Awards or Uniformity Among Awards	A-16
12.2	Conflicts with Plan	A-16
12.3	Rights as Employee, Service Provider or Director	A-17
12.4	Governing Law	A-17
12.5	Gender, Tense and Headings	A-17
12.6	Severability	A-17
12.7	Other Laws	A-17
12.8	Unfunded Obligations	A-17
12.9	No Guarantee of Tax Consequences	A-17
12.10	Stockholder Agreements	A-17
12.11	Specified Employee under Section 409A of the Code	A-17
12.12	No Additional Deferral Features	A-17
12.13	Compliance with Section 409A of the Code	A-18
12.14	Claw-back Policy	A-18

A-ii

FLOTEK INDUSTRIES, INC.
2014 LONG-TERM INCENTIVE PLAN
AMENDED AND RESTATED
EFFECTIVE AS OF MARCH 15, 2016
ARTICLE I
INTRODUCTION
1.1        Purpose. The Flotek Industries, Inc. 2014 Long-Term Incentive Plan, as herein amended and restated effective as of March 15, 2016, is intended to promote the interests of Flotek Industries, Inc., a Delaware corporation, and its stockholders by encouraging Employees, Service Providers, and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation and, accordingly, is not intended to be a plan that is subject to ERISA, and shall be administered accordingly.
1.2        Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Committee and (ii) any trades or businesses, whether or not incorporated, which are members of controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, however, that with respect to Incentive Stock Options, the term “Affiliate” shall mean only a “parent corporation” of the Company or a “subsidiary corporation” of the Company or of any such parent corporation (as such terms are defined in Sections 424 (e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to grants of Non-Qualified Options or Stock Appreciation Rights, the term “Affiliate” shall mean only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.
“Award Agreement” means the written agreement pursuant to the Plan between the Company and a Participant evidencing the grant of an Award and the terms and conditions thereof.
“Awards” means, collectively, Options, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Restricted Stock Unit Awards, and Other Stock or Performance-Based Awards.
“Board” means the Board of Directors of the Company; provided, however, that to the extent necessary with respect to any Award intended to comply with and result in Performance-Based Compensation, the term “Board” shall mean the Committee.
“Business Criteria” means those criteria set forth in Section 9.2(b) as the standards for measurement of the performance of the Company in connection with Performance Goals.
“Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Option or an Award of Restricted Stock, the value of all benefits to which the Participant would be entitled as if the Award were vested and settled or exercised and (ii) (A) in the case of any Award that is an Option, the excess of the Market Value Per Share over the Exercise Price or (B) in the case of an Award of Restricted Stock, the Market Value Per Share of Restricted Stock, multiplied by the number of shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.
“Cause”, unless otherwise defined in the applicable Award Agreement, means, with respect to the termination of a Participant: (i) any act or omission that constitutes a material breach by the Participant of any of his or her obligations under any agreement with the Company or any of its Affiliates; (ii) the willful and continued failure or refusal of the Participant substantially to perform the duties required of him or her as an Employee, Non-Employee Director, or Service Provider, or performance significantly below the level required or expected of the Participant, as determined by the Committee; (iii) the Participant’s willful misconduct, gross negligence, or breach of fiduciary duty that, in each case or in the aggregate, results in material harm to the Company or any of its Affiliates; (iv) any willful violation by the Participant of any federal, state, or foreign law or regulation applicable to the business of the Company or any of its Affiliates, or the Participant’s commission of any felony or other crime involving moral turpitude, or the Participant’s commission of an act of fraud, embezzlement, or misappropriation; or (v) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates. The Committee shall determine whether Cause exists and whether a termination is or was for Cause, and each Participant shall agree, by acceptance of the grant of an Award and the execution of an Award Agreement, that the Committee’s determinations are conclusive and binding on all persons for all purposes of the Plan.
“Change of Control” shall be deemed to have occurred upon any of the following events:
(a)         any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than and excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Affiliate of the Company, (iv) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (v) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;
(b)         the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(c)         the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;
(d)         the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(e)         the Incumbent Board ceases for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.
Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Change of Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change of Control” herein shall mean, but only with respect to the income so affected, a transaction, circumstance, or event that constitutes a “Change of Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and administrative guidance thereunder.
“Committee” means the Compensation Committee of the Board; provided, however, if the Compensation Committee is not comprised of two or more members of the Board, each of whom qualifies as both an “outside director” (within the meaning of Section 162(m)(4)(C)(i) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act), then the Board shall appoint a committee (which shall constitute the “Committee”) of two or more members of the Board, each of whom qualifies as both an “outside director” (within the meaning of Section 162(m)(4)(C)(i) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act).
“Common Stock” means the common stock, par value $.0001 per share, of the Company.
“Company” means Flotek Industries, Inc., a Delaware corporation, or any successor thereto which assumes and continues the Plan.
“Covered Employee” means the Chief Executive Officer of the Company and any other person who is, or who is designated by the Committee at the time of grant of an Award as likely to be, a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means the condition of being unable to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both the Participant (or his or her guardian) and the Company, provided that if the Employee or Non-Employee Director (or his or her guardian) and the Company do not agree on a physician, the Employee or Non- Employee Director (or his or her guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding, and conclusive with respect to all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s Disability. Notwithstanding the foregoing, (i) with respect to any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treas. Reg. §1.409A-3 (i)(4), then the term “Disability” shall mean, but only with respect to the income so affected, (a) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (b) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three months under the Company’s accident and health plan; and (ii) with respect to an Incentive Stock Option, “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, determined in accordance with Sections 22(e)(3) and 422(c)(6) of the Code.
“Disabled” means being in a condition or state that constitutes Disability.
“Disqualifying Disposition” means, with respect to shares of Common Stock acquired by the exercise of an Incentive Stock Option, a “disqualifying disposition” within the meaning of Section 422 of the Code.
“Effective Date” means, with respect to the Plan, the date that the Plan is adopted by the Board, but only if the Plan as so adopted is approved by the stockholders of the Company not more than one year after the date of such adoption. The Effective Date, as so defined, is March 15, 2016.
“Employee” means any employee of the Company or an Affiliate, including any such employee who is an officer or director of the Company or of an Affiliate.
“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the purchase price of shares (or, of each share, as the context requires) of Common Stock under an Option, as specified in the applicable Award Agreement. The Exercise Price under an Option shall be not less than the FMV Per Share on the date of grant (or not less than 110 percent of such FMV Per Share, if so required under Section 3.4).
“Fair Market Value” and “FMV Per Share” mean, with respect to shares of Common Stock, the average of the closing prices of the Common Stock on all national securities exchanges on which such shares are trading for the date of the determination, or if there are no sales of shares of Common Stock on such exchanges on such date, for the most recent preceding day as of which sales of shares of Common Stock have occurred on such exchanges. If shares of the Common Stock are not listed or admitted to trading on any exchange as of the determination date, the Board shall, in good faith, determine the fair market value of such shares using a reasonable application of any reasonable valuation method selected by the Board in its discretion.
“Forfeit” (and variations thereof, whether or not capitalized) means to lose a Participant’s rights under an Award prior to its vesting (or, in the case of an Option or a Stock Appreciation Right, prior to its exercise, even if such Option or Stock Appreciation Right has vested) as a result of cancellation, revocation, lapse, or expiration of the Award in accordance with the Plan and the terms of the Award Agreement; and “forfeiture” means the loss of the rights that are so forfeited.
“Grant Price” means the value (which value shall be not less than the FMV Per Share on the date of grant) assigned to a Stock Appreciation Right under the applicable Award Agreement and used in the determination of the Spread for such Stock Appreciation Right.
“Incentive Stock Option” means any option that satisfies the requirements of Section 422 of the Code and is granted pursuant to ARTICLE III of the Plan.

“Incumbent Board” means individuals who, as of the Effective Date, constitute the Board.
“Market Value Per Share” means the higher of the FMV Per Share and the price per share of Common Stock, if any, payable pursuant to the Change of Control. “Market Value Per Share” shall apply only if Cash Value is to be determined and paid pursuant to Section 10.9.
“Non-Employee Director” means a person who is a member of the Board but who is neither an Employee nor a Service Provider of the Company or any Affiliate.
“Non-Qualified Option” means an Option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to ARTICLE II of the Plan.
“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Option, or both, as applicable.
“Option Expiration Date” means the date determined by the Committee and set forth in the Award Agreement relating to an Option, as the latest date on which that Option may be exercised under any circumstance, which shall not be more than ten (10) years (or, in the case of certain Incentive Stock Options, five (5) years, as provided in Section 3.4) after the date of grant of an Option.
“Optionee” means a Participant who holds an Option that has not terminated by forfeiture, expiration, or otherwise, and the guardian of the Participant or the estate of a deceased Participant to the extent exercise thereby is permitted under the Plan.
“Other Stock or Performance-Based Award” means an Award granted pursuant to ARTICLE VIII that provides a Participant the right to receive shares of Common Stock, or a right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon vesting a stated or determinable amount denominated in cash or shares of Common Stock or both.
“Participant” means an eligible Non-Employee Director, Employee, or Service Provider who has been granted and holds an Award that has neither been forfeited nor settled in connection with its vesting or exercise, as applicable.
“Pay”, “paid”, “payment”, “payable”, and variations thereof, and “settle”, “settled”, “settlement”, and variations thereof, shall, unless the context clearly indicates otherwise, mean the settlement and satisfaction of an Award, in whole or in part, whether by the payment of cash, the delivery of shares of Common Stock, or any combination of the foregoing by the Company.
“Performance-Based Compensation” means “performance-based compensation” within the meaning of Section  162(m) of the Code.
“Performance Criteria” means the conditions and requirements specified in the Award Agreement and in accordance with the Plan relating to a given Award, which may constitute a “substantial risk of forfeiture” within the meaning of Sections 83 and/or 409A of the Code, as applicable, and which shall require:
(i)         the future performance of substantial services by the Participant to the Company or its Affiliates, and/or
(ii)         the occurrence or attainment of one or more conditions that are related to the purpose of the Award and the compensation that may be earned thereunder, the timely attainment or fulfillment of which shall constitute a precondition for vesting of the Award.
“Performance Goal(s)” means Performance Criteria based on Business Criteria and established and determined in accordance with ARTICLE IX.
“Performance Period” means a period of not less than twelve (12) months and not more than sixty (60) months with respect to which the Committee may establish Performance Goals.
“Phantom Stock” means an Award granted pursuant to ARTICLE V that provides a Participant the right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon vesting a stated or determinable amount denominated in shares of Common Stock.
“Phantom Stock Award” means an Award of Phantom Stock, granted pursuant to ARTICLE V.

“Plan” means the Flotek Industries, Inc. 2014 Long-Term Incentive Plan, as herein amended and restated effective as of March 15, 2016.
“Restricted Period” means the period during which an Award is subject to forfeiture and/or is not exercisable.
“Restricted Stock” means one or more shares of Common Stock granted under ARTICLE VI of the Plan that are not vested and remain subject to forfeiture.
“Restricted Stock Unit” means an Award granted pursuant to ARTICLE VII that provides a Participant the right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon vesting, the value of the number of notional shares vested in shares of Common Stock, cash, or a combination of both.
“Restricted Stock Unit Award” means an Award of Restricted Stock Units, granted pursuant to ARTICLE VII.
“Service Provider” means any individual, other than a Non-Employee Director or an Employee, who renders services to the Company or an Affiliate, whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
“Securities Act” means the Securities Act of 1933, as amended.
“Spread” means, in the case of a Stock Appreciation Right, the excess of (i) the FMV Per Share on the date of exercise of the Stock Appreciation Right over (ii) an amount not less than the Grant Price of the Stock Appreciation Right.
“Stock Appreciation Rights” means an Award granted pursuant to ARTICLE IV that provides a Participant the right, subject to the satisfaction of the Performance Criteria and other terms and conditions as set forth in the applicable Award Agreement, to receive upon vesting an amount equal to the Spread.
“Taxable year” unless otherwise indicated, means the taxable year of the Company.
“Termination” (whether or not capitalized) means the end of the Participant’s Employment, status as a member of the Board, or engagement or relationship as a Service Provider, as the case may be, which is intended and reasonably anticipated by the Company to result in the permanent cessation of services by the Participant to the Company and its Affiliates in such capacity. Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under an Award, but where such tax would not apply or be imposed if the meaning of the term “termination” included and met the requirements of a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), then the term “termination” herein shall mean, but only with respect to the income so affected, an event, circumstance, or condition that constitutes both a “termination” as defined in the preceding sentence and a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h). In the case of an Incentive Stock Option, “termination” shall mean the cessation of the requisite employment relationship determined in accordance with Section 421 of the Code.
“Vest,” “vesting”, and variations thereof (whether or not capitalized), means (i) with respect to an Award other than an Option, the lapsing or elimination of the Participant’s risk of forfeiture with respect to such Award, and (ii) with respect to an Option, such Option becoming exercisable, in each such case by reason of the timely satisfaction, as determined by the Committee (or, if otherwise provided in this Plan, by the Board), of the Performance Criteria for such Award.
1.3 Shares Subject to the Plan.
(a)         Authorized Shares. The maximum number of shares of Common Stock that may be issued under the Plan shall be 5,200,000 shares. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 5,200,000 shares. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 1.3(c). The shares of Common Stock to be delivered under the Plan shall be fully paid and nonassessable and may be made available from authorized but unissued shares of Common Stock, treasury stock, or shares of Common Stock acquired in the open market. No fractional shares shall be issued under the Plan. Payment for any fractional shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash. Each share of Common Stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the foregoing maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of shares of Common Stock remaining available for Award under the foregoing maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, shares of Common Stock (i) not issued and that cease to be issuable for any reason, including but not limited to forfeiture, revocation, cancellation, or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash, (ii) tendered in payment of the Exercise Price of any Option, (iii) tendered to or withheld by the Company to satisfy tax withholding or other obligations, and/or (iv) repurchased by the Company, whether with Option proceeds or otherwise.
(b)         Certain Limitations on Awards. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights (combined) awarded to any one Participant pursuant to this Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of shares of Common Stock which may be subject to Awards of Restricted Stock made to any one Participant pursuant to this Plan in any calendar year shall be 1,000,000 shares. The maximum amount of compensation which may be paid to any Participant in any calendar year pursuant to Awards of Restricted Stock Units shall not exceed $10,000,000. The maximum amount of compensation which may be paid to any Participant in any calendar year pursuant to Awards of Phantom Stock under this Plan shall not exceed the Fair Market Value (determined as of the date of vesting) of 1,000,000 shares of Common Stock. The maximum amount of compensation that may be paid to any Participant in any calendar year pursuant to Other Stock or Performance-Based Awards under this Plan, (i) if the compensation under the Other Stock or Performance-Based Awards is denominated under the Award Agreement only in terms of shares of Common Stock or a multiple of the FMV Per Share of Common Stock, shall not exceed the Fair Market Value (determined as of the date of vesting) of 1,000,000 shares of Common Stock; or (ii) in all other cases, shall not exceed $10,000,000. The maximum amount of compensation any Participant can be paid in any calendar year pursuant to Awards that are intended to comply with the requirements for Performance-Based Compensation (and are designated as such) shall not exceed $10,000,000. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 1.3(c).
(c)         Share Adjustments. Notwithstanding the above, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Board. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to preserve the fair value of Awards subject to the Plan, the Board shall adjust any or all of the following so that the fair value of the Award immediately after the event is equal to the fair value of the Award immediately prior to the event: (a) the remaining number of authorized shares of Common Stock with respect to which Awards may be granted, (b) the number of shares of Common Stock subject to each and all outstanding Awards, (c) the Exercise Price, Grant Price, or other similar value with respect to an Award, (d) the Performance Goals applicable to any outstanding Awards intended to qualify as Performance-Based Compensation (subject to such limitations as appropriate under Section 162(m) of the Code), and (e) any other terms of an Award that are affected by the event. Any adjustments to an outstanding Option or Stock Appreciation Right shall be made (i) without change in the total Exercise Price applicable to the Option or Grant Price applicable to the Stock Appreciation Right or any unexercised portion of the Option or Stock Appreciation Right (except for any change in such aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in Exercise Price and/or Grant Price per share. Notwithstanding the foregoing, all such adjustments, if any, shall be made in a manner consistent with the requirements of Section 409A of the Code in the case of an Award to which Section 409A of the Code is applicable or would be so as a result of or in connection with any actual or proposed adjustment(s), in a manner consistent with the requirements of Section 424(a) of the Code in the case of Incentive Stock Options, and in a manner consistent with Section 162(m) of the Code in the case of any Award held by a Covered Employee and intended to constitute Performance-Based Compensation. The Board’s determinations shall be final, binding, and conclusive with respect to the Company and all other interested persons.
1.4        Prohibition of Repricing Without Stockholder Approval. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right, including, without limitation, by replacement of Options or Stock Appreciation Rights with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Common Stock is listed, in each case, without the approval of the stockholders of the Company, provided that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 1.3(c) and may be made to make changes to achieve compliance with applicable law, including Section 409A of the Code.
1.5        Administration of the Plan. The Plan shall be administered by the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)  to interpret the Plan and all Awards under the Plan;
(b)  to make, amend, and rescind such rules as it deems necessary for the proper administration of the Plan;

(c)  to make all other determinations necessary or advisable for the administration of the Plan;
(d)  to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan;
(e)  to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award;
(f)  to determine the type of Award granted and to designate Options as Incentive Stock Options or Non-Qualified Options;
(g)  to determine the Fair Market Value of shares of Common Stock or other property;
(h)  to determine the terms, conditions, and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the Exercise Price or purchase price of shares of Common Stock purchased pursuant to any Award, (ii) the method of payment for shares of Common Stock purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding of shares of Common Stock, (iv) the timing, terms, and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Business Criteria and Performance Goals applicable to an Award intended to qualify as Performance-Based Compensation and the extent to which such Performance Goals have been achieved, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination on any of the foregoing, and (viii) all other terms, conditions, and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(i)  to determine whether an Award will be settled in shares of Common Stock, cash, or in any combination thereof;
(j)  to approve one or more forms of Award Agreement;
(k)  to amend, modify, extend, cancel, or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(l)  to accelerate, continue, extend, or defer the exercisability or vesting of any Award or any shares of Common Stock acquired pursuant thereto, including with respect to the period following a Participant’s termination; and
(m)  to prescribe, amend, or rescind rules, guidelines, and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax, or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards.
Any action taken or determination made by the Committee (or, where applicable, the Board) pursuant to this and the other sections of the Plan shall be final, binding, and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any Participant, holder, or beneficiary of an Award, any stockholder, and any Employee, Service Provider, or Non-Employee Director. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification to the fullest extent permitted by law and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage, or expense (including legal fees) arising from or in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such person is liable for gross negligence, bad faith, or intentional misconduct in duties.
1.6        Granting of Awards to Participants. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers, and Non-Employee Directors as may be selected by it, subject to the terms and conditions set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates and any other factors that it may deem relevant. No member of the Committee shall vote or act upon any matter relating solely to himself/herself. Grants of Awards to members of the Committee must be ratified by the Board. In no event shall any Employee, Service Provider, or Non-Employee Director, nor his, her, or its legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as permitted under the Plan and as the Board or the Committee may determine.
1.7        Term of Plan. The Plan shall become effective on the Effective Date. No Award shall be granted under the Plan prior to the date on which the Plan is approved by the stockholders of the Company, unless its grant, vesting, and settlement are expressly conditioned upon the approval of the Plan by the stockholders of the Company within twelve (12) months of the date the Plan was adopted by the Board. If the Plan is not approved by the stockholders of the Company within twelve (12) months of the date the Plan was adopted by the Board, all Awards, if any, granted under the Plan shall be automatically cancelled without any action required by the Company, the Board, or the Committee and without any payment or consideration. If the Plan is timely approved by the stockholders of the Company and becomes effective, neither Awards properly granted under the Plan nor the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall terminate by reason of the expiration of the term of the Plan. If not sooner terminated under the provisions of Section 1.8, the Plan shall terminate upon, and no further Awards shall be made after, the tenth (10th) anniversary of the Effective Date.
1.8        Amendment and Discontinuance of the Plan. The Board may amend, suspend, or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that, except as permitted under Section 10.9 in connection with a Change of Control, no amendment (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Participants), suspension, or termination of the Plan may without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless, or to the extent, specified in the Award itself; and provided further that, no amendment shall be effective prior to its approval by the stockholders of the Company, to the extent such approval is required by (a) applicable legal requirements or (b) the requirements of any securities exchange on which the Company’s stock may be listed.
ARTICLE II
NON-QUALIFIED OPTIONS
2.1        Eligibility. The Committee may grant Non-Qualified Options to purchase shares of Common Stock to any Employee, Service Provider, and Non-Employee Directors according to the terms set forth below.
2.2        Exercise Price. The Exercise Price to be paid for each share of Common Stock deliverable upon exercise of each Non-Qualified Option granted under this ARTICLE II shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of such Non-Qualified Option.
2.3        Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Option Expiration Date, the number of shares of Common Stock to which the Option pertains, the time or times at which such Option shall vest and be exercisable, and such other terms and conditions not inconsistent with this ARTICLE II as the Committee shall determine.
2.4        Terms and Conditions of Non-Qualified Options.
(a)  Option Period and Conditions and Limitations on Exercise. No Non-Qualified Option shall be exercisable prior to vesting, after forfeiture, or later than the Option Expiration Date.
(b)  Exercise. Options granted under this Plan shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares being purchased and, unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the Exercise Price for each Option shall be made (i) in cash or by certified check payable and acceptable to the Company, or (ii) subject to such conditions and requirements as the Committee may specify, at the written request of the Optionee, by the Company’s withholding from shares otherwise deliverable pursuant to the exercise of the Option shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above. If the Committee so requires, Optionee shall also deliver written representation that all shares being purchased are being acquired for investment and not with a view to, or for, resale in connection with any distribution of such shares. The exercise shall be effective only upon the satisfaction of the foregoing requirements, as applicable. Delivery of the shares of Common Stock subject to the exercise shall be effected within ten (10) business days of the date of exercise.
(c)  Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Board or the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board.
2.5        Exercisability and Vesting. Subject to Sections 10.8 and 10.9, unless otherwise provided in the Award Agreement, each Option shall vest such that 25% of the original number of shares of Common Stock subject to an Option granted to a Participant shall become purchasable by exercise as of each anniversary of the date of grant of such Option until the Option is fully exercisable or the Option is forfeited or expires. Unless otherwise specified in the Award Agreement relating to an Option, all shares of Common Stock purchased by the exercise of an Option shall be fully vested from the time of their acquisition by exercise of the Option.
2.6        Option Repricing Prohibited. Except in connection with an adjustment involving a corporate transaction or similar event, the Board or Committee may not authorize the amendment of any outstanding Non-Qualified Option to reduce the Exercise Price, and no outstanding Non-Qualified Option may be cancelled in exchange for other awards, or cancelled in exchange for Non-Qualified Options having a lower Exercise Price, or cancelled in exchange for cash, without stockholder approval.
ARTICLE III
INCENTIVE STOCK OPTIONS
The terms specified in this ARTICLE III shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this ARTICLE III, all the provisions of ARTICLE II shall be applicable to Incentive Stock Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this ARTICLE III.
3.1        Eligibility. Incentive Stock Options may only be granted to Employees.
3.2        Exercise Price. Subject to Section 3.4, the Exercise Price per share shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of the Incentive Stock Option.
3.3        Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (plus the Fair Market Value of shares determined as of the respective date or dates of grant) of all options under any other option plan of the Company or any Affiliate that become exercisable for the first time as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be determined in accordance with Section 422 of the Code.
3.4        10% Stockholder. If any Employee to whom an Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, then the Exercise Price per share under such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant, and the Option Expiration Date shall not be later than the fifth anniversary of the date of grant of such Option. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.
3.5        Incentive Stock Options Not Transferable. No Incentive Stock Option granted hereunder (a) shall be transferable other than by will or by the laws of descent and distribution and (b) except as provided in the Award Agreement permitted under Section 422 of the Code, shall be exercisable during the Optionee’s lifetime by any person other than the Optionee (or his or her guardian).
3.6        Compliance with Section 422 of the Code. All Options that are intended to be Incentive Stock Options described in Section 422 of the Code shall be designated as such in the Award Agreement for such Option, shall be granted on or before the tenth anniversary of the Effective Date, shall have an Option Expiration Date not later than the tenth anniversary of the date of grant of such Option, and shall, in all respects, be issued in compliance with Section 422 of the Code.
3.7        Limitations on Exercise. No Incentive Stock Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.
3.8        Notification of Disqualifying Disposition. Any Employee who receives an Incentive Stock Option grant shall be required to notify the Committee of any Disqualifying Disposition of any shares of Common Stock issued pursuant to the exercise of the Incentive Stock Option within ten (10) days of such Disqualifying Disposition.
3.9        Option Repricing Prohibited. Except in connection with an adjustment involving a corporate transaction or similar event, the Board or Committee may not authorize the amendment of any outstanding Incentive Stock Option to reduce the Exercise Price, and no outstanding Incentive Stock Option may be cancelled in exchange for other awards, or cancelled in exchange for Incentive Stock Options having a lower Exercise Price, or cancelled in exchange for cash, without stockholder approval.

ARTICLE IV
STOCK APPRECIATION RIGHTS
4.1        Eligibility. The Committee is authorized to grant Stock Appreciation Rights to Employees, Service Providers, and Non-Employee Directors in accordance with the following terms and conditions.
4.2        Grant Price. Each Stock Appreciation Right granted hereunder shall have a Grant Price equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.
4.3        Terms. Each Stock Appreciation Right Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the Stock Appreciation Right, the number of shares of Common Stock to which the Stock Appreciation Right Award pertains, the time or times at which the Stock Appreciation Right shall vest (including based on achievement of performance goals and/or future service requirements), and such other terms and conditions as the Committee shall determine; provided, however, a Stock Appreciation Right shall not be granted in tandem or in combination with any other Award if that would (i) cause application of Section 409A of the Code to the Award or (ii) result in adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.
4.4        Payment of Stock Appreciation Rights. Stock Appreciation Rights granted under this Plan shall be exercised by delivery of a written notice of exercise to the Company, setting forth the number of shares with respect to which the Stock Appreciation Right is to be exercised, accompanied by full payment of all required withholding taxes, unless other arrangements have been made with the Committee. Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company (in cash or shares of Common Stock or a combination of both) equal to the Spread. Payment of the Spread shall be made within ten (10) business days of the date of exercise. Notwithstanding the foregoing, the Committee may provide in the Award Agreement, in its sole discretion, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.
4.5        Repricing Prohibited. Except in connection with an adjustment involving a corporate transaction or similar event, the Board or Committee may not authorize the amendment of any outstanding Stock Appreciation Right to reduce the Grant Price, and no outstanding Stock Appreciation Right may be cancelled in exchange for other awards, or cancelled in exchange for Stock Appreciation Rights having a lower Grant Price, or cancelled in exchange for cash, without stockholder approval.
ARTICLE V
PHANTOM STOCK
5.1        Eligibility and Awards. The Committee is authorized to grant Phantom Stock Awards to Employees, Service Providers, and Non-Employee Directors, which are rights to receive cash or Common Stock (or a combination of both) equal to the Fair Market Value of a specified number of shares of Common Stock upon vesting, subject to the terms and conditions of this ARTICLE V.
5.2        Terms. Each Phantom Stock Award shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Phantom Stock Award pertains. The Performance Criteria upon which vesting of the Phantom Stock shall be conditioned and such other terms, conditions, and requirements as the Committee shall determine shall be set forth in the Award Agreement.
5.3        Lapse of Restrictions/Payment. Upon vesting, subject to the provisions of ARTICLE XI and the terms of the Award Agreement, the Company shall pay to the Participant one share of Common Stock or cash (or a combination of both) equal to the Fair Market Value of a share of Common Stock (as provided in the applicable Award Agreement) for each share of vested Phantom Stock. Except as otherwise may be required under Section 409A of the Code, such payment shall be made in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date on which vesting occurs. Should the Participant die before receiving all vested amounts payable hereunder, the balance shall be paid to the Participant’s estate by such date.
5.4        Performance Goals. If the Committee determines that an Award of Phantom Stock to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state, and it and the Award shall be subject to and comply with ARTICLE IX.
ARTICLE VI
RESTRICTED STOCK
6.1        Eligibility. All Employees, Service Providers, and Non-Employee Directors shall be eligible for grants of Restricted Stock.

6.2        Terms. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the period(s) of restriction (the Restricted Period(s)), the number of Restricted Stock granted, the applicable Performance Criteria and vesting conditions, and such other terms and conditions as the Committee shall determine.
6.3        Restrictions, Restricted Period and Vesting.
(a) Restrictions. The Restricted Stock shall be subject to such Performance Criteria (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and to the right of repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to vesting, any transfer attempted of Restricted Stock shall be prohibited, ineffective, and void. The Company shall have the right to repurchase or recover such forfeited shares of Restricted Stock for the lesser of (i) the amount of cash paid by the Participant to the Company therefor, if any, or (ii) the Fair Market Value of an equivalent number of the shares of Common Stock determined on the date the Restricted Stock is forfeited.
(b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, unless and until such Restricted Stock vests, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank, until such time as the restrictions on transfer have lapsed. Unless otherwise provided in the Award Agreement, the Participant holding Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions when paid or made with respect to such shares; provided, however, that unless otherwise provided in the Award Agreement in the case of Restricted Stock with respect to which vesting is conditioned on Performance Criteria other than the continuation of the Participant’s Employment or status as a Non-Employee Director or Service Provider for a Restricted Period of a fixed or specified duration, the Participant shall not have the right to receive dividends with respect to such Restricted Stock until the Restricted Stock vests, at which time the sum of all dividends on such Restricted Stock for the Restricted Period shall be paid to the Participant without interest. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:
“The shares represented by this certificate have been issued pursuant to the terms of the Flotek Industries, Inc. 2014 Long-Term Incentive Plan, as amended and restated effective March 15, 2016, and may not be sold, pledged, transferred, assigned, or otherwise encumbered in any manner except as is set forth in the terms of such award dated                     , 20    .”
In addition, during any periods when Awards of Restricted Stock are made and the Company does not have in place an effective registration statement on Form S-8 or other available form permitted by the Securities and Exchange Commission, any certificate or certificates representing shares of Restricted Stock (vested or unvested) shall bear a legend similar to the following:
“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any other securities law. No sale, transfer or other disposition of such securities, or of any interest therein, may be made or shall be recognized unless in the satisfactory written opinion of counsel for, or other counsel satisfactory to, the issuer such transaction would not violate or require registration under the Act or other law.”
6.4        Delivery of Shares of Common Stock. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of Restricted Stock (including the withholding requirements and other requirements of ARTICLE XI), a certificate for the number of shares that are no longer subject to such restrictions, terms, and conditions shall be delivered to the Participant.
6.5        Performance Goals. If the Committee determines that an Award of Restricted Stock to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state, and it and the Award shall be subject to and comply with ARTICLE IX.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1        Eligibility and Awards. The Committee is authorized to grant Restricted Stock Unit Awards to all Employees, Service Providers, and Non-Employee Directors (“Restricted Stock Unit Awards”), subject to the terms and conditions of this ARTICLE VII.

7.2        Terms. Restricted Stock Unit Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the Restricted Period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the period(s) of restriction, the number of notional shares of Common Stock to which the Restricted Stock Unit Award pertains, and such other terms and conditions as the Committee shall determine.
7.3        Payment/Settlement of Restricted Stock Units. Subject to the withholding and other requirements of ARTICLE XI and provisions of the Restricted Stock Unit Award, the Company shall pay to the Participant an amount, in shares of Common Stock, cash, or a combination of both, an amount equal to the number of notional shares of Common Stock that have vested multiplied by the Fair Market Value of a share of Common Stock as of the date of vesting. Except as otherwise may be required under Section 409A of the Code, such payment shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the Restricted Stock Unit vests. Should the Participant die before receiving all vested amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.
7.4        Performance Goals. If the Committee determines that an Award of Restricted Stock Units to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state, and it and the Award shall be subject to and comply with ARTICLE IX.
ARTICLE VIII
OTHER STOCK OR PERFORMANCE-BASED AWARDS
The Committee is hereby authorized to grant to Employees, Service Providers, and Non-Employee Directors “Other Stock or Performance-Based Awards,” which shall consist of a right which (a) is not an Award described in any other Article of this Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Awards, including the applicable Performance Criteria (if any) which shall be contained in an Award Agreement covering such Awards. Notwithstanding any other provisions of the Plan, to the extent any Other Stock or Performance-Based Awards are subject to vesting, except as otherwise may be required under Section 409A of the Code, upon the vesting of Other Stock or Performance-Based Awards, payment or the settlement of such Award shall be made (whether in cash or shares of Common Stock or a combination of both) in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date on which vesting occurs. If the Committee determines that an Other Stock or Performance-Based Award to a Covered Employee shall meet the requirements for Performance-Based Compensation, the applicable Award Agreement shall so state, and it and the Award shall be subject to and comply with ARTICLE IX.
ARTICLE IX
PERFORMANCE-BASED COMPENSATION
9.1        Awards of Performance-Based Compensation. Award Agreements for Awards that are intended and designated by the Committee as subject to the requirements for Performance-Based Compensation, other than Awards of Options and Stock Appreciation Rights, shall so state, shall specify Performance Criteria, each of which shall constitute a Performance Goal, and shall, along with the Award, be subject to and comply with this ARTICLE IX.
9.2        Performance Goals.
(a) General. Performance Goals shall be established by the Committee for each Performance Period and set forth in each Award Agreement. Each Performance Goal shall consist of and incorporate (i) one or more designated Business Criteria, (ii) the quantitatively determinable level(s), standard(s), degree(s), or range(s) of achievement to be applied to each such Business Criteria for the Performance Period, and (iii) the amount of compensation (which shall be objectively determinable under one or more formulas or pre-determined standards) that shall vest under the Performance Goal for the achievement of each specified Business Criteria at the prescribed level(s), standard(s), degree(s), or range(s). Performance-Based Compensation shall vest and shall be paid only if and to the extent vested under the Performance Goals. Performance Goals may be based on any one or more Business Criteria, on an absolute or relative basis or as compared to the performance of a published index deemed by the Committee to be applicable to the Company, including but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance Goals shall be established, Award shall be granted, and the Award Agreement shall be provided to Participant and shall become binding at a time when the achievement of or outcome under each applicable Performance Goal is “substantially uncertain” (within the meaning of Section 162(m) of the Code), and in all events by no later than the earlier of the 90th day of the Performance Period or the lapse of 25 percent (25%) of the Performance Period, unless otherwise required or permitted for “performance-based compensation” under Section 162(m) of the Code. Performance Goals may differ among Awards granted to any one Participant or for Awards granted to different Participants. The Committee shall have the discretion to reduce the amount of Performance-Based Compensation payable under an Award (even if it has otherwise vested under the applicable Performance Goal) for a Participant’s negative conduct or other activities or factors as the Committee may determine, but it shall not have the authority to increase Performance-Based Compensation above the amount which vests under the Performance Goals or to pay or provide compensation in lieu of Performance-Based Compensation which does not so vest.
(b) Business Criteria. The Business Criteria are as follows:

i.	stock price;

ii.	earnings per share;

iii.	increase in revenues;

iv.	increase in cash flow;

v.	cash flow per share;

vi.	increase in cash flow return;

vii.	return on net assets;

viii.	return on assets;

ix.	return on investment;

x.	return on capital;

xi.	return on equity;

xii.	economic value added;

xiii.	gross margin;

xiv.	net income;

xv.	pretax earnings;

xvi.	pretax earnings before interest;

xvii.	pretax earnings before interest, depreciation and amortization;

xviii.	pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items;

xix.	operating income;

xx.	total stockholder return;

xxi.	debt reduction;

xxii.	successful completion of an acquisition, initial public offering, private placement of equity or debt; or

xxiii.	reduction of expenses.
(c) Written Determinations. All determinations by the Committee as to the establishment of Performance Goals and the amount and terms of each Award shall be made in writing. In addition, the Committee shall certify in writing prior to the payment of any compensation under any Award designated as intended to comply with the requirements of Performance-Based Compensation the results under each Business Criteria on which any Performance Goal is based, whether (and, if applicable, the degree to which) each Performance Goal and each other material term of the Award were satisfied, and the resulting amount of compensation vested and payable under such Award. The Committee may not delegate any responsibility relating to Awards subject to this ARTICLE IX.
(d) Status of Awards under Section 162(m) of the Code. It is the intent of the Company that Awards granted to Covered Employees and designated as intended to comply with the requirements for Performance-Based Compensation shall comply with the requirements necessary to constitute Performance-Based Compensation under Section 162(m)(4)(c) of the Code. Accordingly, the terms of this ARTICLE IX shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of this Plan otherwise applicable to an Award that is designated as intended to comply with the requirements for Performance-Based Compensation does not so comply or is inconsistent with the provisions of this ARTICLE IX, with the effect that such Award would not comply with the requirements for Performance-Based Compensation, such other provision shall be construed or deemed amended to the extent necessary to conform to such requirements and the provisions of this ARTICLE IX shall prevail with respect to such Award, but only to the extent necessary to prevent that Award from failing to comply with the requirements for Performance-Based Compensation.

ARTICLE X
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS
10.1.      General. Awards shall be evidenced by an Award Agreement between the Company and the Participant in such forms as the Committee shall provide and may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The terms, conditions, and/or restrictions contained in an Award may differ from the terms, conditions, and restrictions contained in any other Award. The Committee may amend an Award; provided, however, that, subject to Section 10.9, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. (Adjustments pursuant to Section 1.3(c) shall not be considered as adversely affecting a person’s rights.) The Board or the Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that subject to Section 10.9, the Board or the Committee shall not have the discretion to accelerate or waive any term or condition of an Award, to increase the amount, if any, otherwise payable in accordance with the terms of the Award, or to pay any amount in lieu of an amount not earned or vested under the terms of an Award if such Award is intended to qualify as Performance-Based Compensation and such discretion would cause the Award not to so qualify. Except in cases in which the Board or the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.
10.2      Stand-Alone, Additional and Tandem Awards. Awards granted under the Plan may, in the discretion of the Board or the Committee, be granted either alone or in addition to, or in tandem with, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Any such additional or tandem Awards may be granted at any time. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any action contemplated or otherwise permitted under this Section 10.2 shall be allowed and effective only to the extent that such action would not cause or otherwise result in adverse consequences under Section 409A of the Code.
10.3      Term of Awards. Term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock, Restricted Stock, Restricted Stock Unit, or Other Stock or Performance-Based Award shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
10.4      Securities Requirements. No exercise of any Option or any Stock Appreciation Right shall be effective, and no payment of cash or transfer of shares of Common Stock will be made unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met, and the Company may require the Participant to take any reasonable action to meet such requirements. Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.
10.5       Transferability.
(a)  Non-Transferable Awards and Options. Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Restricted Stock which has vested, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge, or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section shall be void and ineffective for all purposes.
(b)  Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his or her guardian (if the Participant becomes Disabled), or in the event of his or her death, his or her legal representative or beneficiary, may exercise Options or Stock Appreciation Rights, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.
10.6        No Rights as a Stockholder. Except as otherwise provided in Section 6.3(b), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common

Stock until such person becomes the holder of record. Except as otherwise provided in Section 6.3(b), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.
10.7        Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations.
10.8        Termination.
(a)  Termination for Cause. Except as otherwise provided in the applicable Award Agreement, upon a Participant’s termination for Cause, all unpaid Awards of that Participant, whether or not vested, shall terminate and be immediately forfeited. Shares of Restricted Stock so forfeited shall be subject to the provisions of Section 6.3(a).
(b)  Termination for any reason Other than for Cause. Except as otherwise provided in Section 10.8(c) or the applicable Award Agreement, upon the termination of Participant for any reason other than for Cause, any unvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall be forfeited and shall wholly and completely terminate and no further vesting shall occur.
(c)  Continuation. The Board or the Committee, in its discretion, may provide for the continuation of any Award beyond a Participant’s termination for such period and upon such terms and conditions as the Board or the Committee may determine, except to the extent that such continuation would cause the Award to become subject to the provisions of Section 409A of the Code or cause adverse tax consequences under Section 409A, if the Award is subject to the provisions of Section 409A. This Section 10.8(c) shall not apply to any Award intended to qualify as Performance-Based Compensation.
10.9      Change of Control.
(a) Change of Control. Unless otherwise provided in the Award, in connection with a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:
(i)  the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;
(ii)  the Board may waive, alter, and/or amend the Performance Criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board;
(iii)  the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquiror’s stock;
(iv)  the Board may terminate the Plan; and
(v)  the Board may terminate and cancel all outstanding unvested or unexercised Awards as of the date of the Change of Control on such terms and conditions as it deems appropriate.
Notwithstanding the above provisions of this Section 10.9, the Board shall not be required to take any action described in the preceding provisions of this Section 10.9, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 10.9 shall be final, binding and conclusive with respect to the Company and all other interested persons.
(b) Right to Cash-Out. The Board shall, in connection with a Change of Control, have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value of the Awards. Such right shall be exercised by written notice to all affected Participants. The amount payable to each Participant by the Company pursuant to this Section 10.9(b) shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control) and shall be reduced by any taxes required to be withheld.
10.10    Payment or Settlement of Awards. Unless otherwise specified in an Award Agreement, any Award may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. For this purpose, the withholding of shares of Common Stock otherwise issuable upon settlement of an Award in order to satisfy withholding taxes or to make payment for the Exercise Price of an Award shall be treated as settled in cash.
10.11    Lock-Up Agreement. In the event of any underwritten public offering of the Company’s securities made by the Company pursuant to an effective registration statement filed under the Securities Act, the Board and the Committee shall have the right to impose market stand-off restrictions on each Award recipient whereby such Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.
10.12    Stockholder Agreements/Investment Representations. As a condition to the exercise of an Option or the issuance of Common Stock hereunder, the Committee or the Board may require the Participant to enter into such agreements (including but not limited to a buy/sell or voting trust agreement) with respect to the shares as may be required of other stockholders of the Company. In addition, the Committee or the Board may require the Participant to represent and warrant at the time of any such exercise or issuance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.
10.13    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
ARTICLE XI
WITHHOLDING FOR TAXES
Any issuance of Common Stock pursuant to the exercise of an Option or a Stock Appreciation Right (if applicable) or in payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local, or other) that may be required to be withheld or paid by the Company with respect thereto at the minimum statutory rate. Such arrangements may, at the discretion of the Committee, include allowing the Participant to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate Fair Market Value as of the date of such withholding that is not greater than the sum of all tax amounts required to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by certified check payable and acceptable to the Company. Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3 under the Exchange Act, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by applicable law) from such Award payment or exercise.
ARTICLE XII
MISCELLANEOUS
12.1      No Rights to Awards or Uniformity Among Awards. No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, holders, or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.
12.2      Conflicts with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

12.3      Rights as Employee, Service Provider or Director. No person, even though eligible under this Plan, shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Service Provider or Director, or interfere with or limit in any way any right of the Company or its Affiliates to terminate the Participant’s Employment or service at any time. To the extent that an Employee of an Affiliate other than the Company receives an Award under the Plan, the Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
12.4      Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.
12.5      Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.
12.6      Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
12.7      Other Laws. The Board or the Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.
12.8      Unfunded Obligations. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Except as provided under ARTICLE VI of the Plan with respect to the delivery of stock certificates, no provision of the Plan shall require or permit the Company or any Affiliates, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company nor any Affiliates maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Service Providers, or Non-Employee Directors under general law. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create nor constitute a trust or fiduciary relationship between the Committee or any Affiliate and a Participant, nor otherwise create any vested or beneficial interest in any Participant nor the Participant’s creditors in any assets of the Company or any Affiliate. The Participants shall have no claim against any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of ERISA.
12.9    No Guarantee of Tax Consequences. The Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants.
12.10    Stockholder Agreements. The Board or the Committee may, from time to time, condition the grant, exercise or payment of any Award upon such Participant entering into a stockholders’ agreement, voting agreement, repurchase agreement or lockup or market standoff agreement in such form or forms as approved from time to time by the Board.
12.11    Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.”
12.12    No Additional Deferral Features. No Award shall contain or reflect, or be amended or affected or supplemented by any other agreement (including, but not limited to, employment agreements, other plan or arrangements of deferred compensation) so as to contain, include or be subject to, a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under Section 409A of the Code.
12.13    Compliance with Section 409A of the Code. Certain items of compensation paid pursuant to this Plan are or may be subject to Section 409A of the Code. In such instances, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.
12.14    Claw-back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

PROXY
FLOTEK INDUSTRIES, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT THE FLOTEK CORPORATE OFFICE
10603 W. SAM HOUSTON PARKWAY N., SUITE 300, HOUSTON, TEXAS 77064
ON FRIDAY, APRIL 22, 2016 AT 2:00 P.M. LOCAL TIME
THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES, INC. (the “Company”) HEREBY APPOINTS John W. Chisholm, President and CEO of the Company, or failing this person, Casey Doherty, Corporate Secretary of the Company, or in the place of the foregoing,                     , (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Friday, April 22, 2016, and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The stockholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.
(Continued and to be signed on the reverse side.)

■	■

ANNUAL MEETING OF STOCKHOLDERS OF
FLOTEK INDUSTRIES, INC.
April 22, 2016
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.flotekind.com/proxymaterials.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20630300000000000000 0	042216
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
PROPOSAL 1:
Election of the seven directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

	Ted D. Brown	☐	☐	☐
	John W. Chisholm	☐	☐	☐
	L. Melvin Cooper	☐	☐	☐
	Carla S. Hardy	☐	☐	☐
	Kenneth T. Hern	☐	☐	☐
	L.V. “Bud” McGuire	☐	☐	☐
	John S. Reiland	☐	☐	☐

PROPOSAL 2:	Approval of the Amended and Restated Flotek Industries, Inc. 2014 Long-Term Incentive Plan.	☐	☐	☐

PROPOSAL 3:	Approval of Non-Binding Advisory Vote on Executive Compensation.	☐	☐	☐

PROPOSAL 4:	Ratification of the selection of the independent registered public accounting firm, HEIN & ASSOCIATES LLP, as the Company’s auditors for the year ending December 31, 2016.	☐	☐	☐
*Note* Such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

■	■

ANNUAL MEETING OF STOCKHOLDERS OF
FLOTEK INDUSTRIES, INC.
April 22, 2016

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.flotekind.com/proxymaterials.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20630300000000000000 0	042216
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
PROPOSAL 1:
Election of the seven directors to serve until next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

	Ted D. Brown	☐	☐	☐
	John W. Chisholm	☐	☐	☐
	L. Melvin Cooper	☐	☐	☐
	Carla S. Hardy	☐	☐	☐
	Kenneth T. Hern	☐	☐	☐
	L.V. “Bud” McGuire	☐	☐	☐
	John S. Reiland	☐	☐	☐

PROPOSAL 2:	Approval of the Amended and Restated Flotek Industries, Inc. 2014 Long-Term Incentive Plan.	☐	☐	☐

PROPOSAL 3:	Approval of Non-Binding Advisory Vote on Executive Compensation.	☐	☐	☐

PROPOSAL 4:	Ratification of the selection of the independent registered public accounting firm, HEIN & ASSOCIATES LLP, as the Company’s auditors for the year ending December 31, 2016.	☐	☐	☐
*Note* Such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

■		■